UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or§240.14a-12

Tyson Foods, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Tyson Foods, Inc.

2210 West Oaklawn Drive

Springdale, Arkansas 72762-6999

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 6, 2004

To the Shareholders of Tyson Foods, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Tyson Foods, Inc., a Delaware corporation (the “Company”), will be held at the Walton Arts Center, 495 West Dickson Street, Fayetteville, Arkansas, on Friday, February 6, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect nine members to the Board of Directors.

2.	To approve an amendment to the Tyson Foods, Inc. 2000 Stock Incentive Plan, which would increase the number of shares of Class A Common Stock authorized for issuance thereunder by 20,000,000 shares to a total of 40,660,000 shares.

3.	To ratify the amendment and restatement of the Tyson Foods, Inc. Employee Stock Purchase Plan.

4.	To ratify the selection of Ernst & Young LLP, certified public accountants, as the Company’s independent auditor for the fiscal year ending October 2, 2004.

5.	To consider and act upon a shareholder proposal recommending that the Board of Directors take all steps necessary to re-capitalize the Company’s equity structure to result in one share, one vote for all outstanding stock of the Company.

6.	To consider and act upon a shareholder proposal recommending that the Board of Directors take the necessary steps to require that an independent director who is not nor was formerly the chief executive of the Company serve as chair of the Board of Directors.

7.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on December 23, 2003, will be entitled to attend or vote at the Annual Meeting and any adjournments or postponements thereof.

To make it easier for you to vote, Internet and telephone voting are available. The instructions attached to your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

The Company’s Proxy Statement is submitted herewith. The Annual Report for the fiscal year ended September 27, 2003 is being mailed to shareholders together with this Notice and Proxy Statement.

By Order of the Board of Directors

R. Read Hudson

Secretary

Springdale, Arkansas

December 31, 2003

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE AS SOON AS POSSIBLE BY INTERNET, TELEPHONE OR MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT YOU SHOULD ATTEND THE ANNUAL MEETING.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU MUST BRING THE ANNUAL MEETING ADMISSION TICKET ATTACHED TO THE PROXY CARD.

Tyson Foods, Inc.

2210 West Oaklawn Drive

Springdale, Arkansas 72762-6999

PROXY STATEMENT

For

ANNUAL MEETING OF SHAREHOLDERS

On February 6, 2004

SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Tyson Foods, Inc., a Delaware corporation (the “Company”). It is for use only at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Walton Arts Center, 495 West Dickson Street, Fayetteville, Arkansas, on Friday, February 6, 2004, at 10:00 a.m., local time, and any adjournments or postponements thereof.

Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the Annual Meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.

This proxy material is first being mailed to shareholders on or about December 31, 2003.

OUTSTANDING STOCK AND VOTING RIGHTS

As of September 27, 2003, the outstanding shares of the Company’s capital stock consisted of 251,007,530 shares of Class A Common Stock, $0.10 par value (“Class A Common Stock”), and 101,634,548 shares of Class B Common Stock, $0.10 par value (“Class B Common Stock”). The holders of record of the shares of Class A Common Stock and Class B Common Stock outstanding at the close of business on December 23, 2003, will vote together as a single class on all matters hereby submitted to shareholders and such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof. Each share of Class A Common Stock will entitle the holder to one vote and each share of Class B Common Stock will entitle the holder to ten votes on all such matters. The stock transfer books of the Company will not be closed.

A majority of votes represented by the holders of the Company’s outstanding Class A Common Stock and Class B Common Stock, treated as a single class, must be present in person or represented by proxy to hold the meeting. A majority of the votes cast at the meeting is required to elect any director, to approve the proposed amendment to the Tyson Foods, Inc. 2000 Stock Incentive Plan (“Board Proposal No. 1”); to ratify the amendment and restatement of the Tyson Foods, Inc. Employee Stock Purchase Plan (“Board Proposal No. 2”); to ratify the selection of Ernst & Young LLP, certified public accountants, as the Company’s independent auditor for the fiscal year ending October 2, 2004; to approve a shareholder proposal recommending that the Board take all steps necessary to re-capitalize the Company’s equity structure to result in one share, one vote for all outstanding stock of the Company (“Shareholder Proposal No. 1”); and to approve a shareholder proposal recommending that the Board take the necessary steps to require that an independent director who is not nor was formerly the chief executive of the Company serve as chair of the Board (“Shareholder Proposal No. 2”).

The enclosed form of proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy card. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the nominee(s) for whom you are withholding the authority to vote by listing such nominee(s) in the space provided. If you checked the box marked “WITHHOLD” your vote will be treated as an abstention and accordingly, your shares will neither be voted for nor against a director but will be counted for quorum purposes.

The enclosed form of proxy also provides a method for shareholders to vote for or against or to abstain from voting with respect to (i) Board Proposal No. 1, (ii) Board Proposal No. 2, (iii) the ratification of the selection of Ernst & Young LLP as independent auditor, (iv) Shareholder Proposal No. 1 and (v) Shareholder Proposal No. 2. By abstaining from voting for any of the foregoing, shares would not be voted either for or against, but would be counted for quorum purposes. While there may be instances in which a shareholder will wish to abstain, the Board of Directors encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information as of September 27, 2003, regarding the only persons known by the Company to own, directly or indirectly, more than 5% of either of its two classes of Common Stock:

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class

Don Tyson and Tyson Limited Partnership 2210 West Oaklawn Drive Springdale, AR 72762-6999	Class B Common Stock	101,598,560	(1)	99.9%

Archer-Daniels-Midland Company 4666 Faries Parkway Decatur, IL 62525	Class A Common Stock	15,142,940	(2)	6.0%

FMR Corp. 82 Devonshire Street Boston, MA 02109-3614	Class A Common Stock	13,372,495	(3)	5.3%

(1)	Includes 750,000 shares of Class B Common Stock owned of record by Don Tyson, a director of the Company, 91,848,560 shares of Class B Common Stock owned of record by the Tyson Limited Partnership, a Delaware limited partnership (the “Partnership”), 3,000,000 shares of Class B Common Stock owned of record by TLPCRT, LP, a Delaware limited partnership controlled by the Partnership, and 6,000,000 shares of Class B Common Stock owned of record by TLP Investment, LP, a Delaware limited partnership controlled by the Partnership. Don Tyson has a 54.3123 combined percentage interest as a general and limited partner in the Partnership and the Randal W. Tyson Testamentary Trust has a 45.062 percentage interest as a limited partner in the Partnership. Barbara A. Tyson, the widow of Randal W. Tyson and a director of the Company, has limited dispositive power with respect to, and is the principal income beneficiary of, the Randal W. Tyson Testamentary Trust. John Tyson, Chairman and Chief Executive Officer of the Company, is one of the contingent beneficiaries of such trust. The managing general partner of the Partnership is Don Tyson. The other general partners are Leland E. Tollett, a director of the Company; Barbara A. Tyson; John Tyson; James B. Blair and Harry C. Erwin, III. Don Tyson, as managing general partner, has the exclusive right, subject to certain restrictions, to do all things on behalf of the Partnership necessary to manage, conduct, control and operate the Partnership’s business, including the right to vote all shares or other securities held by the Partnership, as well as the right to mortgage, pledge or grant security interests in any assets of the Partnership. The Partnership terminates December 31, 2040. Additionally, the Partnership may be dissolved upon the occurrence of certain events, including (i) a written determination by the managing general partner that the projected future revenues of the Partnership will be insufficient to enable payment of costs and expenses, or that such future revenues will be such that continued operation of the Partnership will not be in the best interest of the partners, (ii) an election to dissolve the Partnership by the managing general partner that is approved by the affirmative vote of a majority in percentage interest of all general partners, and (iii) the sale of all or substantially all of the Partnership’s assets and properties. The withdrawal of the managing general partner or any other general partner (unless such partner is the sole remaining general partner) will not cause a dissolution of the Partnership. Upon dissolution of the Partnership, each partner, including all limited partners, will receive in cash or otherwise, after payment of creditors, loans from any partner, and return of capital account balances, their respective percentage interests in the Partnership assets. In addition to Don Tyson’s direct and indirect interest in the Class B Common Stock, he is also the owner of record of 1,137,886 shares of Class A Common Stock, as described in the Security Ownership of Management table.

(2)	Based solely on information obtained from a Form 13D filed by Archer-Daniels-Midland Company (“ADM”) with the Securities and Exchange Commission (“SEC”) on or about October 9, 2001. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in ADM’s Form 13D.
(3)	Based solely on information obtained from a Form 13F filed by FMR Corp. (“FMR”) with the SEC on or about November 14, 2003. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in FMR’s Form 13F.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock, as of September 27, 2003, by the Company’s directors, nominees for election as directors, named executive officers and by all directors and executive officers as a group:

Name of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned(1)	Percent of Outstanding Class A Common Stock	Shares of Class B Common Stock Beneficially Owned(1)	Percent of Outstanding Class B Common Stock	Aggregate Voting Percentage
Don Tyson(2)	1,137,886	*	101,598,560	99.9%	80.3%
John Tyson (3)	2,639,368	1.1%			*
Leland E. Tollett(3)	3,396,365	1.4%			*
Richard L. Bond	1,497,080	*			*
Greg Lee	867,845	*			*
Eugene D. Leman	469,848	*			*
Robert L. Peterson(4)	376,508	*			*
Steven Hankins	203,707	*			*
Barbara A. Tyson(3)	166,132	*			*
Lloyd V. Hackley	12,630	*			*
Jo Ann R. Smith	6,052	*			*
Jim Kever	1,741	*			*
David A. Jones	1,612	*			*
All Directors and Executive Officers as a Group (16 persons)	11,081,896	4.4%	101,598,560	99.9%	81.0%

*	Indicates ownership or aggregate voting percentage of less than 1%.
(1)	Includes beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled. Accordingly, the shares shown in the foregoing table include shares owned directly, shares held in such person’s accounts under the Company’s Employee Stock Purchase Plan and Retirement Savings Plan, unvested restricted shares, shares owned by certain of the individual’s family members and shares held by the individual as a trustee or in a fiduciary or other similar capacity, unless otherwise disclaimed and/or described below. Also includes shares subject to presently exercisable options (or options exercisable on or within 60 days after September 27, 2003), held by the directors and executive officers as a group in the amount of 1,511,888, and held by the named individuals in the amounts as follows: John Tyson (205,000); Leland E. Tollett (300,000); Robert L. Peterson (100,220); Richard L. Bond (396,247); Greg W. Lee (145,000); Eugene D. Leman (242,871), Steven Hankins (60,650) and the other executive officers (61,900).
(2)	Includes all shares of Class B Common Stock owned of record by the Tyson Limited Partnership, TLPCRT, LP and TLP Investment, LP as described in Footnote 1 to the Security Ownership of Certain Beneficial Owners table.
(3)	Does not include any shares of Class B Common Stock owned of record by the Tyson Limited Partnership of which John Tyson, Leland E. Tollett and Barbara A. Tyson have a partnership interest, as described in Footnote 1 to the Security Ownership of Certain Beneficial Owners table.
(4)	Mr. Peterson is not standing for re-election as a director at the Annual Meeting due to a medical condition.

ELECTION OF DIRECTORS

Nominees

The Board for the ensuing year is currently set at nine members and may be fixed from time to time by or in the manner provided in the Company’s Bylaws. Directors are elected for a term of one year or until their successors are duly elected and qualified. On November 10, 2003, Mr. Robert L. Peterson resigned from the Board due to a medical condition. At its November 14, 2003 meeting, the Board decided rather than propose a nominee to replace Mr. Peterson, it would reduce the size of the Board to nine members. As a result, the following slate of nine nominees has been chosen by the Board, and the Board recommends that each nominee be elected at the Annual Meeting.

Don Tyson, 73, served as Senior Chairman of the Board from 1995 to October 2001 when he retired and became a consultant to the Company. Mr. Tyson has been a member of the Board since 1952.

John Tyson, 50, is Chairman of the Board and Chief Executive Officer of the Company and has held his current title since October 2001. He served as Chairman of the Board, President and Chief Executive Officer from April 2000 to October 2001, and as Chairman of the Board from 1998 to April 2000. Mr. Tyson has been a member of the Board since 1984.

Leland E. Tollett, 66, a private investor, served as Chairman of the Board and Chief Executive Officer from 1995 to 1998 when he retired and became a consultant to the Company. Mr. Tollett is a director of J. B. Hunt Transport Services, Inc. Mr. Tollett has been a member of the Board since 1984.

Barbara A. Tyson, 54, served as Vice President of the Company until October 1, 2002, when she retired and became a consultant to the Company. Ms. Tyson has served in related capacities since 1988. Ms. Tyson has been a member of the Board since 1988.

Lloyd V. Hackley, 63, is President and Chief Executive Officer of Lloyd V. Hackley and Associates, Inc. and has served in that capacity since 1997. Mr. Hackley is also a director of Branch Banking and Trust Corporation headquartered in Winston-Salem, North Carolina. Mr. Hackley has been a member of the Board since 1992.

Jim Kever, 51, is the Founding Partner of Voyent Partners, LLC (“Voyent”), an investment partnership. Before forming Voyent in 2001, Mr. Kever served as a director of Quintiles Transnational (“Quintiles”) and had served as Chief Executive Officer of Envoy Corporation (“Envoy”), a subsidiary of Quintiles, since Envoy was acquired by Quintiles in March 1999. Mr. Kever served as President and Co-Chief Executive Officer of Envoy from August 1995 until March 1999 and as a director from Envoy’s incorporation in August 1994 until March 1999. Mr. Kever is currently a director of Quintiles, Transaction System Architects, Inc., 3D Systems Corporation and Luminex Corporation. Mr. Kever has been a member of the Board since 1999.

David A. Jones, 54, has been Chairman and Chief Executive Officer of Rayovac Corporation since 1996. Mr. Jones is also a director of Rayovac Corp., United Industries Corporation and Pentair Inc. Mr. Jones has been a member of the Board since 2000.

Richard L. Bond, 56, is the Company’s President and Chief Operating Officer. Mr. Bond served as Co-Chief Operating Officer and Group President, Fresh Meats and Retail from October 2001 until February 2003 and as President and Chief Operating Officer of IBP, inc. (“IBP;” now known as Tyson Fresh

Meats, Inc.) from March 1997 until the merger of IBP into a wholly owned subsidiary of the Company (the “IBP Merger”) on September 28, 2001. He was a director of IBP from 1995 to 2001. Mr. Bond has been a member of the Board since 2001.

Jo Ann R. Smith, 64, is President of Smith Associates, an agricultural marketing business, and has served in that capacity since 1993. She was a director of IBP from 1993 to 2001. Ms. Smith has been a member of the Board since 2001.

Each of the foregoing nominees is currently serving as a director of the Company and was elected at the last Annual Meeting. John Tyson is the son of Don Tyson. Barbara A. Tyson is the widow of Randal W. Tyson, who was the brother of Don Tyson and uncle of John Tyson. There are no other family relationships among the foregoing nominees. By reason of their beneficial ownership of the Company’s common stock, Don Tyson and the Tyson Limited Partnership are deemed to be controlling persons of the Company. Except for IBP, none of the companies or organizations listed in the director biographies above is a parent, subsidiary or affiliate of the Company.

Unless otherwise designated, the enclosed proxy will be voted for the election of the foregoing nine nominees as directors. To be elected as a director, each nominee must receive the favorable vote of a majority of the votes cast at the meeting. Shareholders are not entitled to cumulate voting with respect to the election of directors. The Board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unavailable for election, all proxies will be voted for the election of a substitute nominated by the Board.

The Board does not have a standing nominating committee. The Board will consider suggestions by shareholders for names of possible future nominees delivered in writing to the Secretary of the Company on or before September 30 in any year.

Information Regarding the Board and its Committees

The Board has a Compensation Committee (the “Compensation Committee”) whose primary function is to oversee the administration of the Company’s employee benefit plans and establish the Company’s compensation policies. See “Report of Compensation Committee” contained herein. The Compensation Committee consists of independent directors Jo Ann R. Smith, Chairperson, David A. Jones and Lloyd V. Hackley. Barbara Allen served as Chairperson of the Compensation Committee until January 13, 2003, when she resigned from the Board. On February 6, 2003, the Board elected Ms. Smith to the Committee as the replacement for Ms. Allen. The Compensation Committee held seven meetings in fiscal 2003.

The Board has an Audit Committee (the “Audit Committee”) whose primary function is to assist the Board in fulfilling its responsibilities by regular review and oversight of the Company’s financial reporting, audit and accounting processes. See “Report of Audit Committee” contained herein. The Audit Committee consists of Jim Kever, Chairman, David A. Jones and Jo Ann R. Smith. Each of these individuals qualifies as an “independent” director under the regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the New York Stock Exchange (“NYSE”) listing standards relating to audit committees. The Board believes each of the members of the Audit Committee is knowledgable and qualified to review financial statements. In addition, the Board has determined that Jim Kever, the current Chairman of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. Barbara Allen also served on the Audit Committee until her resignation from the Board on January 13, 2003. The Audit Committee held four regularly scheduled meetings and four special telephonic meetings in fiscal 2003.

The Board has a Governance Committee (the “Governance Committee”) whose primary functions are to (i) oversee and review related party and other special transactions between the Company and its directors, executive officers or their affiliates; (ii) review and recommend to the Board Corporate Governance Principles applicable to the Company; and (iii) review and recommend to the Board a Code of Conduct applicable to the Company. The Governance Committee consists of independent directors Lloyd V. Hackley, Chairman, Jim Kever and Jo Ann R. Smith. Shelby Massey also served on the Governance Committee until his resignation from Board on January 13, 2003. The Governance Committee held four meetings during fiscal 2003.

The Board has an Executive Committee (the “Executive Committee”) whose primary function is to exercise all powers of the Board, except as otherwise provided by law and the Company’s Bylaws, during the intervals between meetings of the Board. All actions taken by the Executive Committee between meetings are ratified by the Board at the following Board meeting. The members of the Executive Committee are Messrs. Don Tyson, John Tyson, and Leland E. Tollett. The Executive Committee acted by written consent 23 times during fiscal 2003.

The Board held four regularly scheduled meetings and two special telephonic meetings in fiscal 2003. All directors, with the exception of former directors Gerald M. Johnston and Joe F. Starr, attended at least 75% of the Board and committee meetings they were eligible to attend during fiscal year 2003.

The Company regularly monitors developments in the area of corporate governance. In November 2003, the SEC approved the final corporate governance rules of the NYSE, and the Board has subsequently completed its review of these rules and has taken all actions required for the Company to be in full compliance by February 6, 2004, which is the deadline for the Company’s compliance. In accordance with a provision in NYSE rules for controlled companies, the Company has elected not to comply with the NYSE rules that provide for (i) a majority of independent directors, (ii) a nominating committee comprised solely of independent directors to identify and recommend nominees to the board of directors, and (iii) a compensation committee with power to determine the compensation of the CEO. The Company qualifies as a controlled company due the ownership by the Tyson Limited Partnership of shares allowing it to cast more than 50% of votes eligible to be cast for election of directors.

In accordance with the Sarbanes-Oxley Act and the NYSE corporate governance rules, the Board of Directors and its Committees have taken a number of actions over the past two years to comply with these new rules. These actions include (i) adopting an amended Audit Committee Charter, which reflects certain changes required under the Sarbanes-Oxley Act, (ii) adopting a Compensation Committee Charter, outlining the duties of the Compensation Committee and requiring that each member meet the independence requirements of the NYSE, (iii) adopting a new Code of Conduct to replace the Code of Conduct in place since 1998, (iv) adopting a detailed set of Corporate Governance Principles, (v) establishing the independent Governance Committee, (vi) evaluating the size and composition of the Board, and (vii) establishing a practice of holding regular executive sessions of non-management directors. A copy of the Audit Committee Charter is attached hereto as Appendix C. Copies of the Audit Committee Charter, Compensation Committee Charter, Governance Committee Charter, Code of Conduct and Corporate Governance Principles are available on the Company’s website at www.tysonfoodsinc.com under “Investors” or in print to any shareholder who sends a request to Tyson Foods, Inc., Attention: Corporate Secretary, 2210 Oaklawn Drive, Mail Stop AR058124, Springdale, Arkansas 72762-6999.

The Board has determined that each of Lloyd V. Hackley, Jim Kever, Jo Ann R. Smith and David A. Jones qualify as independent directors in accordance with the NYSE corporate governance rules. The Board has also designated Leland Tollett to act as the presiding director of executive sessions to be held on a regular basis by non-management directors. If you desire to communicate with Mr. Tollett, you may do so by mailing him at Tyson Foods, Inc., Attention: Leland Tollett, 2210 Oaklawn Drive, Mail Stop CP001, Springdale, Arkansas 72762-6999.

In making its independence determinations, the Board has reviewed an indirect investment by John Tyson in DigiScript, Inc. (“DigiScript”). Jim Kever is presently Chairman of the Board of DigiScript and owns approximately 12% of DigiScript’s outstanding stock. DigiScript is a privately held company that specializes in making live presentations available on demand via the internet or CD-Rom. Mr. Tyson’s indirect investment of approximately $204,000 constitutes approximately 0.6% of DigiScript’s outstanding stock. Neither the Company nor Mr. Tyson presently has any business relationship with DigiScript and Mr. Tyson has no role on DigiScript’s board of directors or as an officer thereof. Based on these facts, the Board has determined that this relationship is not material and does not affect Mr. Kever’s independence. There were no other relationships involving the independent directors and the Company that required an assessment of materiality by the Board.

BOARD PROPOSAL NO. 1: APPROVAL OF AN AMENDMENT TO INCREASE IN THE NUMBER OF SHARES UNDER THE TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN

The Tyson Foods, Inc. 2000 Stock Incentive Plan (the “Plan”) was originally approved by the shareholders of the Company on January 12, 2001. The Board believes that the granting of stock options and other stock-based awards assists the Company in its efforts to attract and retain highly qualified persons to serve as directors, officers, employees, consultants and other service providers, thereby more closely aligning their interest with that of the Company’s shareholders.

At the Annual Meeting, shareholders will be requested to approve Board Proposal No. 1 which would increase the number of shares authorized for issuance under the Plan by 20,000,000 shares. The Proposal has been approved by the Board.

The following description of the Plan is qualified in its entirety by reference to the applicable provisions of the Plan document.

General Description of the Stock Incentive Plan

The Plan currently permits awards of a variety of equity-based incentives, including stock awards, options to purchase shares of Class A Common Stock, stock appreciation rights, dividend equivalent rights, performance unit awards and phantom shares (collectively, “Stock Incentives”) to purchase or acquire up to 20,660,000 shares of Class A Common Stock. Board Proposal No. 1 would increase the maximum number of shares authorized for issuance under the Plan to 40,660,000, and the number of shares currently available for grant thereunder from 1,327,928 to 21,987,928. All share amounts referenced herein as authorized for issuance or as available for grant are subject to adjustment as provided in the Plan for certain changes in the Company’s capital structure. The Plan has an indefinite term.

The Plan is solely administered by the Compensation Committee and is intended to qualify as a “performance-based” plan under Section 162(m) of the Internal Revenue Code. The number of shares of Class A Common Stock as to which any Stock Incentive is granted and the persons to whom any Stock Incentive is granted will be determined by the Compensation Committee, subject to the provisions of the Plan. Stock Incentives may be made exercisable or settled at the prices and may be made forfeitable or terminable under the terms established by the Compensation Committee, to the extent not otherwise inconsistent with the terms of the Plan. Stock Incentives generally are not transferable or assignable during a holder’s lifetime, subject to such terms as may be established by the Compensation Committee.

Under the terms of the Plan, Stock Incentives may be granted to officers, employees, directors, consultants and other service providers of the Company, or any affiliate of the Company. However, only an employee of the Company is eligible to receive an incentive stock option. As of September 27, 2003, there were approximately 10,000 officers, employees and directors eligible to receive Stock Incentives under the Plan. Because the Compensation Committee has full authority in its discretion to determine the service providers to whom Stock Incentives will be granted, it is not presently possible to determine the approximate number of service providers eligible to receive Stock Incentives under the Plan.

Stock Incentives

Options.  The Plan provides for the grant of incentive stock options and nonqualified stock options. The Compensation Committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted, and the option will be evidenced by a Stock Incentive agreement. Options may be made exercisable pursuant to the terms established by the Compensation Committee, to the extent not otherwise inconsistent with the terms of the Plan. No eligible employee may be granted during any single calendar year rights to shares of Class A Common Stock under options or stock appreciation rights which, in the aggregate, exceed 1,000,000 shares of Class A Common Stock.

The exercise price of an option shall be set forth in the applicable Stock Incentive agreement. The exercise price of an incentive stock option may not be less than the fair market value of the Class A Common Stock on the date of the grant (nor less than 110% of the fair market value if the participant owns more than 10% of the stock of the Company or any subsidiary). At the time an incentive stock option is exercised, the Company will be entitled to place a legend on the certificates representing the shares of Class A Common Stock purchased pursuant to the option to identify them as shares of Class A Common Stock purchased upon the exercise of an incentive stock option. Nonqualified stock options may be made exercisable at a price equal to, less than or more than the fair market value of the Class A Common Stock on the date that the option is granted. The Compensation Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of Class A Common Stock; to be satisfied through a cashless exercise executed through a broker, subject to applicable law; or by having a number of shares of Class A Common Stock otherwise issuable at the time of exercise withheld. The Compensation Committee also may authorize financing by the Company to assist a participant with payment of the exercise price, subject to applicable law.

The term of an option shall be specified in the applicable Stock Incentive agreement. The term of an incentive stock option may not exceed ten years from the date of grant; however, any incentive stock option granted to a participant who owns more than 10% of the stock of the Company or any subsidiary will not be exercisable after the expiration of five (5) years after the date the option is granted.

Stock Appreciation Rights.  Stock appreciation rights may be granted separately or in connection with another Stock Incentive, and the Compensation Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a specific time or times or upon the occurrence or non-occurrence of events that may be specified in the applicable Stock Incentive agreement. Stock appreciation rights may be settled in shares of Class A Common Stock or in cash, according to terms established by the Compensation Committee with respect to any particular award.

Stock Awards.  The Compensation Committee may grant shares of Class A Common Stock to a participant, subject to restrictions and conditions, if any, as the Compensation Committee shall determine.

Other Stock Incentives.  Dividend equivalent rights, performance units and phantom shares may be granted in numbers or units and subject to any conditions and restrictions as determined by the Compensation Committee and will be payable in cash or shares of Class A Common Stock, as determined by the Compensation Committee.

Tax Reimbursement Payments

The Compensation Committee may make cash tax reimbursement payments designed to cover tax obligations of employees that result from the receipt or exercise of a Stock Incentive.

Termination of Stock Incentives

The terms of a particular Stock Incentive may provide that it terminates, among other reasons, upon the holder’s termination of employment or other status with respect to the Company or any affiliate of the Company, upon a specified date, upon the holder’s death or disability, or upon the occurrence of a change in control of the Company; provided that, the terms of any incentive stock option shall provide that all unexercised options will expire, terminate and become unexercisable no later than three months following termination of employment for reasons other than death or disability and one year following the holder’s death or disability. Stock Incentives may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. At the Compensation Committee’s discretion, Stock Incentives that are subject to termination may be canceled, accelerated, paid or continued, subject to the terms of the applicable agreement reflecting the terms of a Stock Incentive and to the provisions of the Plan.

Certain Reorganizations

The number of shares of Class A Common Stock reserved for issuance in connection with the grant or settlement of a Stock Incentive or to which a Stock Incentive is subject, as the case may be, the annual limit on the number of options and stock appreciation rights that may be granted to any employee, and the exercise price of an option are subject to adjustment in the event of any recapitalization of the Company or similar event which occurs without the receipt of consideration.

In the event of certain corporate reorganizations, Stock Incentives may be substituted, canceled, accelerated, cashed-out or otherwise adjusted by the Compensation Committee, provided that any adjustment is not inconsistent with the terms of the Plan or any agreement reflecting the terms of a Stock Incentive. The Company may also use the Plan to assume obligations previously incurred in favor of persons who are eligible to participate under the Plan.

Amendments or Termination

Although the Plan may be amended or terminated by the Board without shareholder approval, the Board also may condition any amendment upon shareholder approval if shareholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. No amendment or termination by the Board may adversely affect the rights of a holder of a Stock Incentive without the holder’s consent.

Benefits to Named Executive Officers and Others

It is not presently possible to determine, with respect to the persons and groups shown in the table below, the benefits or amounts that will be received in the future by such person or groups pursuant to the Plan. Therefore, the following table sets forth information pertaining to options and shares of restricted stock which have been granted pursuant to the Plan to the persons and groups named below as of September 27, 2003. The closing price of the Company’s Class A Common Stock on the New York Stock Exchange was $14.00 per share as of September 26, 2003, the last business day of the 2003 fiscal year.

Name	Tyson Foods, Inc. 2000 Stock Incentive Plan
	Total Number of Options	Dollar Value(1)	Total Number of Shares of Restricted Stock	Dollar Value(2)

John Tyson	1,600,000	$4,028,000	1,826,397	$25,569,558

Richard L. Bond	720,000	$1,530,400	864,764	$12,106,696

Greg W. Lee	540,000	$1,223,400	553,523	$7,749,322

Eugene D. Leman	48,600	$157,302	–0–	–0–

Steven Hankins	95,000	$270,650	82,949	$1,161,286

All Executive Officers as a Group	3,169,600	$7,684,422	3,465,584	$48,518,176

All Non-Executive Directors as a Group	12,000	$56,400	–0–	–0–

All Non-Executive Officer Employees as a Group	8,977,953	$25,752,213	3,583,874	$50,174,236

(1)	Such values are computed by subtracting the option exercise price for in-the-money options from the market value of the Class A Common Stock on September 27, 2003, and multiplying that figure by the number of in-the-money options outstanding.
(2)	Values for restricted stock holdings under the Plan are calculated by multiplying the $14.00 per share market value of Class A Common Stock on September 27, 2003 by the number of restricted shares.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the Plan.

Incentive Stock Options

A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, the participant will be taxed at the time he or she sells the shares of Class A Common Stock purchased pursuant to the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the Class A Common Stock and the amount for which he or she sells the Class A Common Stock. If the participant does not sell the shares of Class A Common Stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, any subsequent gain on sale of the shares will be capital gain and the Company will not receive a corresponding deduction. If the participant sells the shares of stock at a gain prior to that time, the difference between the amount the participant paid for the Class A Common Stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income, and the Company will receive a corresponding deduction. If the participant sells the shares of Class A Common Stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax.

Nonqualified Options

A participant will not recognize income upon the grant of a nonqualified option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Class A Common Stock on the date the option is exercised over the price paid for the stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the time period shares of Class A Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of Class A Common Stock to the Company.

Other Stock Incentives

A participant will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the “Other Equity Incentives”). Generally, at the time a participant receives payment under any Other Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the Class A Common Stock received, and the Company will then be entitled to a corresponding deduction.

A participant will not be taxed upon the grant of a stock award if such award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. When the shares of Class A Common Stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time and the Company will also be entitled to a corresponding deduction at that time.

Shareholder Approval

The Board seeks shareholder approval of the amendment to increase in the number of shares reserved under the Plan because approval is required under the Internal Revenue Code as a condition to incentive stock option treatment and will maximize the potential for deductions associated with any nonqualified options and stock appreciation rights granted under the Plan. The Board is also seeking shareholder approval to ensure compliance with NYSE listing standards.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR BOARD PROPOSAL NO. 1.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR BOARD PROPOSAL NO. 1 UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of the Board Proposal No. 1 requires the affirmative vote of a majority of the votes cast at the Annual Meeting with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

BOARD PROPOSAL NO. 2: RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF

THE TYSON FOODS, INC. EMPLOYEE STOCK PURCHASE PLAN

On August 1, 2003, the Board amended and restated the Tyson Foods, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”). The Board believes that the granting of the ability to purchase shares of the Company’s Class A Common Stock in a convenient manner through payroll deduction assists the Company in its efforts to attract and retain highly qualified persons to serve as officers and employees, thereby more closely aligning their interest with that of the Company’s shareholders.

Accordingly, the Board has approved and recommends a vote in favor of ratifying Board Proposal No. 2.

The following description of the Stock Purchase Plan is qualified in its entirety by reference to the applicable provisions of the plan document, which is attached as Appendix B.

General Description of the Stock Purchase Plan

The Stock Purchase Plan permits eligible employees of the Company and designated affiliates to purchase shares of the Company’s Class A Common Stock in a convenient manner through payroll deductions, receive a percentage match from the Company when eligible, and thereby allow such employees to share in the success of the Company and to encourage them to remain in the service of the Company or its subsidiaries. The Stock Purchase Plan authorizes the committee administering the Stock Purchase Plan to purchase shares of the Company’s Class A Common Stock either directly from the Company or in the open market at the prevailing market price in such amount as is necessary to satisfy the purchases made under the Stock Purchase Plan.

Terms of the Stock Purchase Plan

Administration.  The Stock Purchase Plan is administered by the Company which has appointed a committee (the “Administrative Committee”) to exercise the authority of the Company as the plan administrator.

Term.  The Stock Purchase Plan will terminate automatically on July 31, 2013, if not previously terminated by the Board. The Stock Purchase Plan also will terminate automatically if this amendment and restatement is not ratified by the shareholders.

Eligibility.  Under the Stock Purchase Plan, all employees who have completed three (3) full calendar months of service with the Company or a participating affiliate (the “Eligible Employees”) are eligible to participate, beginning with the first payday that falls on or after the first day of the immediately succeeding month. However, any employee who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not provide for coverage of such employee under the Stock Purchase Plan is not an Eligible Employee. As of September 27, 2003, approximately 93,500 employees would be eligible to purchase Class A Common Stock under the Stock Purchase Plan.

Employee Participation and Contributions.  Participation by Eligible Employees in the Stock Purchase Plan is voluntary. An Eligible Employee may elect to purchase shares of the Company’s Class A Common Stock under the Stock Purchase Plan by authorizing his or her employer to withhold from the employee’s compensation the amount specified to purchase shares of the Company’s Class A Common Stock under the Stock Purchase

Plan. The employee must elect either (i) a specified percentage (not less than 1% nor more than 10%) of his or her base earnings to be withheld or (ii) a specified dollar amount (not less than $1.00 per week nor more than $25.00 per week). Such percentage or amount may be increased or decreased by any multiple of one percent or one dollar, respectively, at such times as permitted by the Administrative Committee. In no event, however, may an employee contribute, in any one year, more than 10% of his or her base earnings or $25.00 per week depending on the contribution method chosen.

Employer Contributions.  Each participant who has completed at least one year of continuous service with the Company or a participating affiliate shall be entitled to employer matching contributions on that participant’s employee contributions, if any, made following completion of the first year of service. Matching contributions are equal to 50% of all amounts contributed by each eligible participant pursuant to his or her employee contribution elections.

For most participants in the Stock Purchase Plan, the Company will make matching contributions directly to the “Stock Match Accounts” established for such participants under a tax-qualified retirement plan maintained by the Company or a participating affiliate and such amounts will be administered and distributed pursuant to the related terms of that plan. If a participating affiliate does not maintain an appropriate tax-qualified plan, then contributions will instead be credited to an account under the Stock Purchase Plan. Participants who are considered “highly compensated employees” under the Internal Revenue Code will be credited with their matching contributions to an account under the Stock Purchase Plan.

Purchases of Common Stock.  All participant contributions plus the employer’s matching contributions, if made to the Stock Purchase Plan, are used to make purchases of the shares of the Company’s Class A Common Stock on the open market or directly from the Company. Shares of the Company’s Class A Common Stock are purchased at reasonable intervals on an aggregate basis with the aggregate amount of funds available used to buy whole shares of the Company’s Class A Common Stock or multiples thereof. No interest is payable by the Company on accumulated payroll deductions.

Stock Certificates.  A participant may request delivery of a stock certificate representing the number of shares of the Company’s Class A Common Stock purchased on his behalf in increments of ten shares, not more frequently than twice monthly, subject to certain limitations described in the Stock Purchase Plan.

Dividends.  All cash dividends received with respect to shares of the Company’s Class A Common Stock purchased under the Stock Purchase Plan while the shares are held by a brokerage firm will be used to purchase additional shares of the Company’s Class A Common Stock for participants in proportion to their specified interest in the shares upon which dividends were paid.

Transfer Restrictions.  The purchase rights under the Stock Purchase Plan are not transferable by a participant. When shares of the Company’s Class A Common Stock are acquired under the Stock Purchase Plan by an executive officer of the Company such shares may be re-offered or resold only pursuant to a registration statement or an available exemption from registration, including Rule 144 under the Securities Act of 1933. This restriction also applies to re-offers and resales by persons who become executive officers after their acquisition of shares under the Stock Purchase Plan. Additionally, such persons may be subject to further restrictions on transactions under the Stock Purchase Plan (including sales of shares, withdrawals, and changes in contributions) under the reporting and short-swing profits provisions of Rule 16b-3 of the Securities Exchange Act of 1934.

Reorganizations.  If any change is made in the shares of the Company’s Class A Common Stock subject to the Stock Purchase Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the maximum number of shares and price per share subject to outstanding rights under the Stock Purchase Plan shall be adjusted automatically.

Cessation of Participation.  A participant may choose to withdraw from the Stock Purchase Plan by giving the Company written or electronic notice no later than the day before the payday for which the withdrawal is to be effective. A participant who withdraws may renew participation in the Stock Purchase Plan by giving notice to the Administrative Committee. Distributions from the Stock Purchase Plan after a voluntary withdrawal are subject to the rules described above under “Stock Certificates.”

Withdrawals will occur automatically when and if a participant ceases to be an eligible employee. As soon as practicable following the withdrawal, the Company will issue to the participant a stock certificate and a check for the sum of the uninvested funds held to the participant’s credit under the Stock Purchase Plan. At that time, all of the participant’s purchase rights under the Stock Purchase Plan will terminate.

Expenses.  The Company intends to bear all costs of maintaining records and executing transfers of Class A Common Stock. Brokerage expenses incurred in the purchase of shares will be included as part of the cost of shares purchased by the participants.

Amendment or Discontinuance of the Stock Purchase Plan.  The Board may amend or discontinue the Stock Purchase Plan at any time without shareholder approval. No amendment will be effective without the approval of the Company’s shareholders where such approval is deemed necessary under applicable law.

Benefits to Named Executive Officers and Others

It is not presently possible to determine, with respect to the persons and groups shown in the table below, the number of shares to be purchased in the future by such person or groups pursuant to the Stock Purchase Plan. Therefore, the following table sets forth information pertaining to shares which have been purchased as of September 27, 2003 pursuant to the Stock Purchase Plan. The closing price of the Company’s Class A Common Stock on the New York Stock Exchange was $14.00 per share as of September 26, 2003, the last business day of the 2003 fiscal year.

Name	Tyson Foods, Inc. Employee Stock Purchase Plan
	Total Number of Shares Purchased	Dollar Value

John Tyson	72,705	$1,017,870

Richard L. Bond	21,240	$297,360

Greg W. Lee	53,069	$742,966

Eugene D. Leman	11,896	$166,544

Steven Hankins	23,480	$328,720

All Executive Officers as a Group	212,886	$2,980,404

All Non-Executive Directors as a Group	32,591	$456,274

All Non-Executive Officer Employees as a Group	6,125,799	$85,761,186

Federal Income Tax Consequences

The Stock Purchase Plan is not intended to be a “qualified” plan under Section 401 or any other provision of the Internal Revenue Code. Accordingly, amounts withheld from a participant’s compensation, as well as a participant’s share of the Company’s matching contributions credited under the Stock Purchase Plan, are immediately taxable to the participant for federal income tax purposes and may also be taxable under applicable state and local laws. Such taxable amount determines the participant’s cost basis in the shares of the Company’s Class A Common Stock purchased under the Stock Purchase Plan. Upon a disposition of the shares purchased under the Stock Purchase Plan, any gain or loss which may be realized will be treated for federal income tax purposes as long-term or short-term capital gain or loss.

Shareholder Ratification

The Board seeks shareholder ratification of Board Proposal No. 2 because such ratification is required to ensure compliance with New York Stock Exchange listing standards.

Board Recommendation

THE BOARD OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR

BOARD PROPOSAL NO. 2.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR BOARD PROPOSAL NO. 2

UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Ratification of Board Proposal No. 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth additional information as of September 27, 2003, about shares of Class A Common Stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to the shareholders for approval.

	(a)	(b)	(c)
Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)).
Equity compensation plans approved by security holders	16,700,489	$12.7042	2,460,970	(2)
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	16,700,489	$12.7042	2,460,970	(2)

(1)	This table does not include 4,172,438 options, warrants or rights, with a weighted-average exercise price of $8.8515, which were assumed in connection with our acquisition of IBP.
(2)	Includes 1,133,042 shares remaining available for issuance as of September 27, 2003, under the Stock Purchase Plan.

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Ernst & Young LLP, to serve as the Company’s independent auditor for fiscal year 2004, and you are asked to ratify that selection at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Audit Fees

The fees for professional services rendered for the audit of the Company’s annual financial statements for each of the fiscal years ended September 27, 2003 and September 28, 2002, and the reviews of the financial statements included in the Company’s Forms 10-Q or services that are normally provided by the independent auditor in connection with statutory or regulatory filings or engagements for the each of those fiscal years, were $1,916,582 and $1,994,198, respectively.

Audit-Related Fees

Aggregate fees billed or expected to be billed by Ernst & Young LLP for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended September 27, 2003, and September 28, 2002, and not included in the audit fees listed above were $256,269 and $279,360, respectively. These services are comprised mostly of accounting consultations and required agreed upon procedure engagements.

Tax Fees

Aggregate fees billed or expected to be billed by Ernst & Young LLP for tax compliance, tax advice and tax planning for each of the fiscal years ended September 27, 2003 and September 28, 2002 were $2,750,304 and $923,784, respectively.

All Other Fees

The fees for services rendered to the Company by Ernst & Young LLP, other than those services covered in the sections captioned “Audit Fees,” “Audit-Related Fees” and “Tax Fees” for the fiscal years ended September 27, 2003 and September 28, 2002 were $35,487 and $0, respectively. These services were comprised mostly of information technology and technical assistance provided to the Company.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR.

PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR RATIFICATION OF

ERNST & YOUNG LLP AS INDEPENDENT AUDITOR UNLESS SHAREHOLDERS

SPECIFY A CONTRARY VOTE.

Vote Required

Approval of the ratification of Ernst & Young LLP as independent auditor requires the affirmative vote of a majority of the votes cast at the Annual Meeting with the holders of shares of Class A Common Stock and Class B Common Stock voting together as a single class.

SHAREHOLDER PROPOSAL NO. 1

Shareholder Proposal No. 1, which follows, was submitted by the General Board of Pension and Health Benefits of the United Methodist Church (“GBP”), 1201 Davis Street, Evanston, Illinois 60201-1118 (who has notified the Company that it was the owner of the 14,904 shares of common stock) for consideration by the shareholders of the Company:

“Resolved, that the shareholders recommend that the board of Tyson Foods (the Company) take all steps necessary to re-capitalize the Company’s equity structure to result in one share, one vote for all outstanding stock of the Company.

SUPPORTING STATEMENT

In the American public financial marketplace, companies seek out capital from investors to grow their companies. The company’s owners trade a stake in the company for capital. For their money, shareholders get a slice of the potential profits the company might create but also a slice of the power to make decisions about the company.

A few companies, including Tyson Foods, use dual class stock. They take the shareholders’ money but do not let shareholders have an equal voice in the company’s management. Without a voice, shareholders cannot hold management accountable.

Making a change in the share structure would not undermine Tyson’s long-term business objectives and the stability and continuity of its growth. Most American companies operate profitably without using dual class stock. According to the Investor Responsibility Research Center, approximately eighty-nine percent of the nation’s 2000 most widely held companies have just one class of shares with each share having one vote. This includes meat and poultry industry leaders such as Hormel and ConAgra. Even IBP operated with an equitable share structure before the merger with Tyson Foods.

In May 1994, the New York Stock Exchange issued a regulation prohibiting companies to newly issue stock with excessive voting power. Since then, many companies have switched to a one share, one vote structure.

Since a similar resolution was submitted to the Company by CalPERS in 1999, fourteen (14) companies have moved from a dual class to a single class of stock. These include such companies as: Cabot Oil & Gas, Fairchild Semiconductor, Freeport McMoRan, Raytheon, FCX and Readers’ Digest Association.

Shareholders who are financing the past and future growth of Tyson should be able to hold the Tyson management accountable in financial and business matters, as well as, social and environmental concerns.

We therefore ask Tyson shareholders to VOTE FOR THIS PROPOSAL.”

The foregoing is the verbatim submission of GBP. All statements therein are the sole responsibility of GBP, and neither the management of the Company nor the Board of Directors have verified their accuracy.

BOARD OF DIRECTORS’ STATEMENT IN OPPOSITION

TO SHAREHOLDER PROPOSAL NO. 1

The Board recommends that shareholders reject Shareholder Proposal No. 1. The Board believes that retaining two classes of common stock with different voting rights is in the best interest of the Company and its shareholders. The Board believes that the current dual class capitalization: (a) promotes stability and continuity in the leadership and management of the Company, which allows the Company to focus on long-term objectives, (b) provides the Company with greater flexibility in financing its growth, (c) enhances the Company’s ability to attract, retain and motivate highly qualified key employees and (d) preserves certain favorable tax treatment resulting from the Company’s classification as a family-owned farming business. The Board’s reasons for its position are described in more detail below.

Continuity and Stability

The Board believes that the Company’s history of growth and financial strength is due in large part to the ability of its leadership to focus on long-term growth. The need for this stability is heightened in the Company’s industry due to the negative impact that temporary market conditions can have on short-term performance. In the face of difficult challenges, management of companies with a single class companies can become singularly focused on maximizing short-term value and performance at the expense of long-range planning in an effort to justify its business plans. The Tyson family has always been committed to the long-term viability of the Company. As such, the Board believes that the dual class capital structure reduces the risk of disruption in the continuity of the Company’s current operational policies and long-range strategy by allowing management to pursue strategies that they believe will enhance the long-term profitability of the Company.

Financing Flexibility

The dual class capital structure provides the Company with greater flexibility to pursue a long-term emphasis on shareholder value through growth and financial strength.

The Board believes that the Company’s ability to issue Class A Common Stock, for which there is already a sizeable and liquid market, better positions the Company to finance growth opportunities without significantly diluting the voting interest of the Tyson family. The Board believes that a founding family controlled company with a single class of stock may run the risk of foregoing stock issuances (thereby foregoing strategic transactions that potentially could be of great benefit to shareholders) simply out of concerns over dilution of control. The Company, however, has historically issued its Class A Common Stock for a variety of corporate purposes that have enhanced the value and financial strength of the Company. Such transactions include the financing of significant mergers and acquisitions and the raising of needed capital to fund growth. The Company’s ability to issue Class A Common Stock mitigates any reluctance the Tyson family and senior management might otherwise have to support the issuances of significant additional common stock of the Company because of the voting dilution of such issuances. In fact, because the issue of control is removed from the mix of considerations, the decision by the Company to issue stock in acquisitions or capital raising transactions are based solely on the perceived economic benefits of the transaction to the Company and its shareholders.

Retention of Key Employees

The Board believes that the dual class capital structure enhances the Company’s ability to attract and retain highly qualified key employees. The Company’s ability to issue Class A Common Stock increases its flexibility in structuring compensation plans so that management and key employees can participate in the growth of the Company without materially diluting the voting power of the Class B Common shareholders.

Adverse Tax Consequences

The Omnibus Budget Reconciliation Act of 1987 required family-owned farming businesses, like the Company, to begin using the accrual method of accounting for tax purposes. Internal Revenue Code Section 447(i) provides that if any family corporation is required to change its method of accounting for any taxable year, such corporation shall establish a suspense account in lieu of recognizing a current tax liability. The suspense account represents the initial catch-up adjustment to change from the cash to accrual method of accounting. As a result of the creation of the suspense account, the Company had an estimated deferred tax liability of $138 million as of September 27, 2003, which is being paid ratably by the Company (commencing in fiscal 1998) over a period of years. In the event the Company’s dual class structure were discontinued, the Company would no longer qualify as a family corporation for purposes of Section 447 and the entire amount of the $138 million deferred tax liability would be due and payable for the current tax year.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST SHAREHOLDER PROPOSAL NO. 1.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST SHAREHOLDER PROPOSAL NO. 1 UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of Shareholder Proposal No. 1 requires the affirmative vote of a majority of the votes cast at the meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting as a single class.

SHAREHOLDER PROPOSAL NO. 2

Shareholder Proposal No. 2, which follows, was submitted by the Sierra Club (“Sierra Club”), 85 Second Street, Second Floor, San Francisco, California 94105-3441 (who has notified the Company that it was the owner of the requisite value for the requisite time period) for consideration by the shareholders of the Company:

“TYSON FOODS INC. SHAREHOLDER PROPOSAL FOR AN INDEPENDENT DIRECTOR

TO SERVE AS CHAIR OF THE BOARD

RESOLVED: That the shareholders of Tyson Foods, Inc. urge the board to take the necessary steps to require that an independent director who is not nor was formerly the chief executive of the company serve as chair of the board.

Supporting Statement:

The board’s ability to scrutinize management plans may be reduced when the board chair is also the chief architect of the management plan in his or her capacity as chief executive officer. By requiring that the chair be an independent director, the board may be able to bring to bear more critical review of basic management plans. We at the Sierra Club believe such critical review is especially important at Tyson Foods because of its exposure to environmental liability.

According to our company’s documents (2002 10k), ‘The Company’s facilities for processing beef, chicken, pork and prepared foods and for housing live chicken and swine are subject to a variety of federal, state and local laws relating to the protection of the environment, including provisions relating to the discharge of materials into the environment, and to the health and safety of its employees,... In 2002, the Company incurred expenses of approximately $83 million to maintain compliance with such regulations.... The Company incurred $23 million in capital expenditures, primarily related to its Wastewater Treatment Facilities, in fiscal 2002 and anticipates capital expenditures of approximately $24 million in fiscal 2003 for environmental projects primarily related to the Wastewater Treatment Facilities.

The Company incurs risk if its products are determined to be contaminated or cause illness or injury. This risk includes (1) cost of, and negative consumer reaction associated with, adverse publicity and product recalls; (2) exposure to related civil litigation; and (3) regulatory administrative penalties, which can include injunctive relief and other civil remedies, including plant closings.”

We believe that these environmental liabilities count as some of the more conspicuous, difficult challenges the board must oversee. We think that such a board should be led by someone distinctly independent of any plan and implementation to address these challenges.

Numerous scholars have called for greater distinction between directors and management.

For these reasons, we urge you to vote FOR this proposal.”

The foregoing is the verbatim submission of the Sierra Club. All statements therein are the sole responsibility of the Sierra Club, and neither the management of the Company nor the Board of Directors have verified their accuracy.

BOARD OF DIRECTORS’ STATEMENT

IN OPPOSITION TO SHAREHOLDER PROPOSAL NO. 2

The Board recommends that shareholders reject Shareholder Proposal No. 2. The Board believes it is not in the best interests of the Company and its shareholders to institute an absolute rule that the Chairman cannot be a person who currently serves or has served as the chief executive of the Company. The Chairman’s position demands an individual with strong leadership skills as well as an intimate knowledge of the Company. The Board believes it is important to have the flexibility to select a Chairman who is the best person for the job, regardless of whether that person is someone who is currently serving, or has previously served, as the chief executive officer of the Company.

John Tyson is Chairman of the Board and Chief Executive Officer of the Company. The Board believes that the interests of the Company and its shareholders are currently best served by having John Tyson act as a bridge between the Board and the operating organization. The Board finds this proposal contrary to the goal of maximizing shareholder value through efficient operations and strong leadership.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST SHAREHOLDER PROPOSAL NO. 2.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST SHAREHOLDER PROPOSAL NO. 2 UNLESS SHAREHOLDERS SPECIFY A CONTRARY VOTE.

Vote Required

Approval of Shareholder Proposal No. 2 requires the affirmative vote of a majority of the votes cast at the meeting, with the holders of shares of Class A Common Stock and Class B Common Stock voting as a single class.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chairman and Chief Executive Officer and the four highest paid executive officers of the Company for such period in all capacities in which they served:

SUMMARY COMPENSATION TABLE

	Annual Compensation									Long-Term Compensation Awards			All Other Compensation (4,5)
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation			Options(2)	Restricted Stock(3)
John Tyson, Chairman and Chief Executive Officer	2003 2002 2001	$ $ $	993,590 1,000,000 650,000	$ $ $	2,500,000 3,480,000 2,123,790		$ $ $	325,286 172,463 125,146	(6) (6) (6)	1,200,000 200,000 200,000	$ $	16,867,393 2,796,000 –0–	$ $ $	235,030 150,238 108,000

Richard L. Bond,(1) Director, President and Chief Operating Officer	2003 2002 2001	$ $ $	943,615 900,000 624,667	$ $ $	1,200,000 1,958,000 2,167,182	(7)	$ $ $	183,548 161,413 61,566	(8) (8) (8)	620,000 100,000 73,815	$ $	9,221,144 975,000 –0–	$ $ $	254,945 334,602 19,250

Greg W. Lee, Chief Administrative Officer and President, International	2003 2002 2001	$ $ $	677,180 650,000 450,000	$ $ $	600,000 1,414,000 298,542		$ $	75,200 66,918 N/A	(9) (9)	380,000 60,000 100,000	$ $	5,231,247 838,800 –0–	$ $ $	215,225 217,278 36,563

Eugene D. Leman,(1) Senior Group Vice President, Fresh Meats	2003 2002 2001	$ $ $	528,353 501,656 365,948	$ $ $	312,000 416,000 320,000			N/A N/A N/A		32,400 16,200 67,625		–0– –0– –0–	$ $ $	286,981 270,892 10,978

Steven Hankins, Executive Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	475,417 418,750 300,000	$ $ $	240,000 350,000 248,196			N/A N/A N/A		30,000 15,000 50,000	$ $	2,133 550,000 –0–	$ $ $	52,481 47,583 23,690

(1)	The table includes compensation information for Messrs. Bond and Leman for periods prior to the IBP Merger. For the 2001 fiscal year, the table reflects compensation actually paid or accrued by IBP for Messrs. Bond and Leman during the partial period beginning December 31, 2000 and ending September 28, 2001.
(2)	All option awards for former IBP officers that were originally made with respect to IBP common stock have been converted into options relating to the Company’s Class A Common Stock based upon the conversion formula used in the IBP Merger.
(3)	The number of shares of restricted Class A Common Stock in each named executive officer’s account on September 27, 2003, and the aggregate fair market value of the shares based upon a fiscal year-end closing price of $14.00 per share, were as follows: Mr. Tyson—1,826,397 shares valued at $25,569,558; Mr. Bond—864,764 shares valued at $12,106,696; Mr. Lee—553,523 shares value at $7,749,322; Mr. Leman—61,400 shares valued at $859,600; and Mr. Hankins—82,949 shares valued at $1,161,286. During the restricted period, dividends paid on the restricted stock are used to purchase additional shares of restricted stock pursuant to the provisions of the restricted stock award. These additional shares are then credited to the officer’s award and are received when and if the award vests.
(4)

In 2003, “All Other Compensation” includes the following for Messrs. Tyson, Bond, Lee, Leman and Hankins: (i) Company matching contributions to the Employee Stock Purchase Plan of $49,680; $47,181; $33,859; $26,418 and $23,771 for each named executive, respectively; (ii) Company contributions to the

Executive Savings Plan of $174,689; $40,606; $10,433; $6,757 and $2,608 on behalf of each named executive, respectively; and (iii) Company contributions to the Retirement Savings Plan of $8,000; $8,000; $8,000; $8,000 and $8,000 on behalf of each name executive, respectively, to match a portion of 2003 pretax elective deferral contributions (included under salary) made by each person to such plans. Also includes the following for Messrs. Bond, Lee, Leman and Hankins, $157,333; $161,115; $236,601 and $16,284 respectively, which represents premium payments under split dollar life insurance policies for which the Company will be reimbursed for premiums paid. All split dollar life insurance policies were provided prior to July 30, 2002, the date the Sarbanes-Oxley Act was enacted.

(5)	In 2003, “All Other Compensation” includes the following for Mr. Leman: Company matching contributions to the IBP Retirement Income Plan of $7,392.
(6)	In 2003, “Other Annual Compensation” for Mr. Tyson includes travel and entertainment costs, insurance premiums, amounts reimbursed for estimated income tax liability related thereto, and other items of $112,306, $56,417, $136,420 and $20,143, respectively. In 2002, “Other Annual Compensation” for Mr. Tyson includes travel and entertainment costs, amounts reimbursed for estimated income tax liability related thereto, and other items of $83,606, $74,290 and $14,567, respectively. In 2001, “Other Annual Compensation” for Mr. Tyson includes travel and entertainment costs, amounts reimbursed for estimated income tax liability related thereto, and other items of $55,717, $51,535 and $17,894, respectively.
(7)	Includes a one-time nonrecurring bonus in the amount of $1,500,000 paid to Mr. Bond in connection with the IBP Merger.
(8)	In 2003, “Other Annual Compensation” for Mr. Bond includes travel and entertainment costs, amounts reimbursed for estimated income tax liability thereto, and other items of $88,485, $67,987 and $27,076, respectively. In 2002, “Other Annual Compensation” for Mr. Bond includes travel and entertainment costs, amounts reimbursed for estimated income tax liability thereto, and other items of $79,520, $70,660 and $11,233, respectively. In 2001, “Other Annual Compensation” for Mr. Bond includes travel and entertainment costs and amounts reimbursed for estimated income tax liability related thereto of $37,335 and $24,231, respectively.
(9)	In 2003, “Other Annual Compensation” for Mr. Lee includes travel and entertainment costs, amounts reimbursed for estimated tax liability related thereto, and other items of $40,236, $30,915 and $4,049, respectively. In 2002, “Other Annual Compensation” for Mr. Lee includes travel and entertainment costs, amounts reimbursed for estimated tax liability related thereto, and other items of $34,174, $30,367 and $2,377, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

The following tables show all individual grants of stock options to the named executives during the fiscal year ended September 27, 2003.

	Individual Grants (1)				Exercise or Base Price ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees In Fiscal Year				5%		10%

John Tyson	200,000 500,000 500,000		3.1 7.7 7.7	% % %	$ 9.64 $11.23 $13.33	10/10/12 7/29/13 9/19/13	$ $ $	1,212,000 3,530,000 4,190,000	$ $ $	3,072,000 8,950,000 10,620,000

Richard L. Bond	60,000 280,000 280,000	(2)	0.9 4.3 4.3	% % %	$11.63 $11.23 $13.33	9/30/12 7/29/13 9/19/13	$ $ $	438,600 1,976,800 2,346,400	$ $ $	1,112,400 5,012,000 5,947,200

Greg W. Lee	60,000 160,000 160,000	(2)	0.9 2.5 2.5	% % %	$11.63 $11.23 $13.33	9/30/12 7/29/13 9/19/13	$ $ $	438,600 1,129,600 1,340,800	$ $ $	1,112,400 2,864,000 3,398,400

Eugene D. Leman	16,200 16,200		0.3 0.3	% %	$ 9.64 $13.33	10/10/12 9/19/13	$ $	98,172 135,756	$ $	248,832 344,088

Steven Hankins	15,000 15,000		0.2 0.2	% %	$ 9.64 $13.33	10/10/12 9/19/13	$ $	90,900 125,700	$ $	230,400 318,600

(1)	These options were granted with respect to the Company’s Class A Common Stock pursuant the Tyson Foods, Inc. 2000 Stock Incentive Plan (the “Plan”). The exercise price in each instance was the fair market value of the Class A Common Stock on the date of the grant. These options were granted for a ten-year period beginning on the date of the grant. Except as disclosed in footnote 2 below, the options vest 40% on the date two years after the date of grant and continue at 20% for each subsequent year until all options are vested five years after the date of grant. Options not exercised expire on the Expiration Date above. These options do not qualify as “incentive stock options” under the Code. Unvested options are forfeited upon termination of employment.
(2)	The options granted to Messrs. Bond and Lee vest 25% per year commencing on the date two years after the date of grant until all options are vested five years after the date of grant.
(3)	As required by SEC rules and regulations, potential realizable values are based on the assumption that the Class A Common Stock price appreciates at the annual rate shown compounded annually from the date of grant until the end of the ten-year option term and is not intended to forecast appreciation in stock price.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the named executives concerning unexercised options held as of the end of the fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise	Value Realized		Number of Securities Underlying Unexercised Options at FY-end Unexercised		Value of Unexercised In-the-Money Options at FY-end(1)
				Exercisable	Unexercisable	Exercisable	Unexercisable

John Tyson	—	—		117,500	1,557,500	$125,000	$3,903,000

Richard L. Bond(2)	—	—		371,247	720,000	$2,191,876	$1,530,400

Greg W. Lee	—	—		119,500	525,500	$62,500	$1,160,900

Eugene D. Leman(2)	4,798	$38,704	(3)	236,391	48,600	$1,335,403	$157,302

Steven Hankins	—	—		48,650	88,500	$31,250	$239,400

(1)	Amounts are based upon the market value of $14.00 less the exercise price for all shares underlying unexercised options as of September 27, 2003.
(2)	All option awards for former IBP officers that were originally made with respect to IBP common stock vested in full as of the date of the IBP Merger and have been converted into options relating to the Company’s Class A Common Stock based upon the conversion formula used in the IBP Merger.
(3)	The shares received on exercise by Mr. Leman were held by him. For the value realized, the Company has reported the product of the number of shares exercised times the difference between the closing price of Class A Common Stock on the date exercise and the option exercise price.

Director Compensation

Lloyd V. Hackley, David A. Jones, Jim Kever and Jo Ann R. Smith, non-employee directors serving on the Board during fiscal year 2003, received an annual retainer of $30,000. Barbara Allen, Shelby Massey and Joe F. Starr, non-employee directors serving on the Board during the first quarter of fiscal year 2003 received a $7,500 retainer for that quarter. Don Tyson, John Tyson, Richard L. Bond, Robert L. Peterson, Leland E. Tollett and Barbara A. Tyson, directors who are also employees or consultants of the Company, received $2,500 per regular quarterly meeting and Gerald M. Johnston and Donald E. Wray, former directors who are also employees or consultants of the Company, received $2,500 for the regular quarterly meeting during the first quarter of fiscal year 2003. Outside directors were compensated at the rate of $1,000 per day for time spent on board-related activities.

On August 2, 2002, the Board of Directors approved and adopted a Non-Employee Director Compensation Policy. Non-employee directors receive (i) an annual retainer of $30,000; (ii) $1,000 per day for time spent on board-related activities; (iii) annual option grants to purchase 3,000 shares of Class A Common Stock at the time of re-election as a director at the Annual Meeting, such option grants to be at the fair market value of the underlying shares on the date of grant; (iv) a grant of $15,000 of Class A Common Stock at the time of re-election as a director at the Annual Meeting; and (v) the option to defer any portion of their retainer (which would be credited with interest semi-annually) or to take Class A Common Stock in lieu of the cash retainer. The number of shares received would vary according to the market value of the stock on the date payment of the retainer is due. Additionally, the Chairman of the Audit Committee receives an additional $10,000 annual retainer to be paid in quarterly installments and the Chairman of the Governance Committee and the Chairperson of the Compensation Committee each receive an additional $5,000 annual retainer to be paid in quarterly installments.

Employment Contracts

The Company and John Tyson entered into an employment contract effective July 29, 2003, which amended and restated a prior employment contract dated October 1, 2001. This contract currently provides for his active employment through February 12, 2008, and his employment thereunder is automatically extended for successive one-year periods thereafter, unless terminated by either the Company or Mr. Tyson upon proper notice. The base salary under this contract is a minimum of $1,000,000 per annum and Mr. Tyson is eligible to receive a bonus approved by the Compensation Committee. Additionally, under the new contract, Mr. Tyson was awarded (i) 1,501,994 shares of restricted Class A Common Stock which vests on February 12, 2008, (ii) options to purchase 500,000 shares of Class A Common Stock at an exercise price equal to the market price on the date of the grant, and (iii) subsequent annual option grants of 500,000 shares of the Company’s Class A Common Stock to be awarded on the date that option grants are awarded generally to other employees of the Company (in each case so long as the contract is still in effect). The stock option awards granted to Mr. Tyson under the contract vest forty percent (40%) on the second anniversary of the date of the award and in twenty percent (20%) increments annually thereafter until fully vested. The contract also provides that on the first business day of each of the Company’s 2004, 2005 and 2006 fiscal years, the Company shall award Mr. Tyson performance based “phantom shares” of the Company’s Class A Common Stock having a maximum aggregate value of $2,467,500, each award to vest based upon performance criteria established by the Compensation Committee prior to the date of the award. If Mr. Tyson dies while serving as an employee of the Company, his designee(s) shall for twenty (20) years after the date of his death receive an annual payment equal to twenty-five percent (25%) of his base salary at the time of his death. If Mr. Tyson’s employment is terminated prior to the term of the contract by the Company (unless the termination is by the Company for “cause” or as a result of Mr. Tyson’s death or permanent disability) or by Mr. Tyson for “good reason,” then the Company must pay Mr. Tyson an amount equal to the sum of (x) three times his base salary for the fiscal year immediately preceding the year in which the termination occurs plus (y) three times his bonus for the fiscal year immediately preceding the year in which the termination occurs and any unvested restricted stock, performance shares or time-vesting option awards will become 100% vested. Additionally, the contract provides that upon Mr. Tyson’s retirement from active employment with the Company, the Company shall enter into a contract with Mr. Tyson which provides that he will continue to furnish advisory services to the Company for a period of ten years following the date of his retirement and as compensation thereunder receive for the first five (5) years an annual amount equal to 60% of Mr. Tyson’s base salary at the time of his retirement plus his average annual bonus for the three (3) years prior to retirement and for the next five (5) years an annual amount equal to 30% of Mr. Tyson’s base salary at the time of his retirement plus his average annual bonus for the three (3) years prior to retirement. The contract provides for a one-year non-compete obligation from Mr. Tyson following the termination of employment with the Company.

The Company and Richard L. Bond entered into an employment contract effective July 29, 2003, which amended and restated a prior employment contract dated September 28, 2001. This contract currently provides for his active employment through February 12, 2008, and his employment thereunder is automatically extended for successive one-year periods thereafter, unless terminated by either the Company or Mr. Bond upon proper notice. The base salary under this contract is a minimum of $970,000 per annum and Mr. Bond is eligible to receive a bonus approved by the Compensation Committee. Additionally, under the new contract, Mr. Bond was awarded (i) 821,117 shares of restricted Class A Common Stock which vests on February 12, 2008, (ii) options to purchase 280,000 shares of Class A Common Stock at an exercise price equal to the market price on the date of the grant, and (iii) subsequent annual option grants of 280,000 shares of the Company’s Class A Common Stock to be awarded on the date that option grants are awarded generally to other employees of the Company (in each case so long as the contract is still in effect). The stock option awards granted to Mr. Bond under the contract vest forty percent (40%) on the second anniversary of the date of the award and in twenty percent (20%) increments annually thereafter until fully vested. The contract also provides that on the first business day of each of the Company’s 2004, 2005 and 2006 fiscal years, the Company shall award Mr. Bond performance based “phantom shares” of the Company’s Class A Common Stock having a maximum aggregate value of $1,237,500, each award to vest based upon performance criteria established by the Compensation Committee prior to the date of the award. If Mr. Bond’s employment is terminated prior to the term of the contract by the Company (unless the termination is by the Company for “cause” or as a result of Mr. Bond’s death or permanent disability) or by Mr. Bond for “good reason,” then the Company must pay Mr. Bond an amount equal to the sum of (x) three times his base salary for the fiscal year immediately preceding the year in which the termination occurs plus (y) three times his bonus for the fiscal year immediately preceding the year in which the termination occurs and any unvested restricted stock, performance shares or time-vesting option awards will become 100% vested. Additionally, the contract provides that upon Mr. Bond’s retirement from active employment with the Company, the Company (i) shall pay Mr. Bond (or his estate or legal representative, if applicable) $2,000,000 (plus accrued interest at the rate of 6.75% per annum from September 28, 2001 until the date of payment) and (ii) shall enter into a contract with Mr. Bond which provides that he will continue to furnish advisory services to the Company for a period of ten years following the date of his retirement and as compensation thereunder receive for the first five (5) years an annual amount equal to 60% of Mr. Bond’s base salary at the time of his retirement, and for the next five (5) years an annual amount equal to 30% of Mr. Bond’s base salary at the time of his retirement. The contract provides for a one-year non-compete obligation from Mr. Bond following the termination of employment with the Company.

The Company and Greg W. Lee entered into an employment contract effective July 29, 2003, which amended and restated a prior employment contract dated October 1, 2001. This contract currently provides for his active employment through February 12, 2008, and his employment thereunder is automatically extended for successive one-year periods thereafter, unless terminated by either the Company or Mr. Lee upon proper notice. The base salary under this contract is a minimum of $700,000 per annum and Mr. Lee is eligible to receive a bonus approved by the Compensation Committee. Additionally, under the new employment agreement Mr. Lee was awarded (i) 465,638 shares of restricted Class A Common Stock which vests on February 12, 2008, (ii) options to purchase 160,000 shares of Class A Common Stock at an exercise price equal to the market price on the date of the grant, and (iii) subsequent annual option grants of 160,000 shares of the Company’s Class A Common Stock to be awarded on the date that option grants are awarded generally to other employees of the Company (in each case so long as the contract is still in effect). The stock option awards granted to Mr. Lee under the contract vest forty percent (40%) on the second anniversary of the date of the award and in twenty percent (20%) increments annually thereafter until fully vested. The contract also provides that on the first business day of each of the Company’s 2004, 2005 and 2006 fiscal years, the Company shall award Mr. Lee performance based “phantom shares” of the Company’s Class A Common Stock having a maximum aggregate value of $712,500, each award to vest based upon performance criteria established by the Compensation Committee prior to the date of the award. If Mr. Lee’s employment is terminated prior to the term of the contract by the Company (unless the termination is by the Company for “cause” or as a result of Mr. Lee’s death or permanent disability) or by Mr. Lee for “good reason,” then the Company must pay Mr. Lee an amount equal to the sum of (x) three times his base salary for the fiscal year immediately preceding the year in which the termination occurs plus (y) three times his bonus for the fiscal year immediately preceding the year in which the termination occurs and any unvested restricted stock, performance shares or time-vesting option awards will become 100% vested. Additionally, the contract provides that upon Mr. Lee’s retirement from active employment with the Company, the Company shall enter into a contract with Mr. Lee which provides that he will continue to furnish advisory services to the Company for a period of ten years following the date of his retirement and as compensation thereunder receive for the first five (5) years an annual amount equal to 60% of Mr. Lee’s base salary at the time of his retirement and for the next five (5) years an annual amount equal to 30% of Mr. Lee’s base salary at the time of his retirement. The contract provides for a one-year non-compete obligation from Mr. Lee following the termination of employment with the Company.

In addition to the employment contracts described above, the Company has employment contracts with all of its executive officers, including Mr. Leman and Mr. Hankins. Each contract has a term of five years, Mr. Leman’s commenced February 1, 2000 and Mr. Hankins’ commenced October 15, 2001. Each provides for a one-year non-compete obligation from the employee following the termination of employment with the Company. The contracts provide for, among other things, a minimum base salary and participation in Company employee benefit plans including specifically stock options and restricted stock as an incentive to an employee’s long term commitment to the Company. The minimum base salary for Mr. Leman is $475,000 and Mr. Hankins is $400,000. While the contracts terminate by their terms after five years, (i) the employee has the right to terminate it, subject to the non-compete obligation, upon one year’s notice and (ii) the Company has the right to terminate the contract at any time upon written notice subject to the obligation to continue to pay base salary for a period specified in the contract (which in any event does not exceed six months) and subject to provisions relating to the early vesting of stock options and restricted stock upon such termination.

Advisory Contracts

The Company and Don Tyson, who retired as Senior Chairman of the Board on October 19, 2001, entered into a contract which provides that he will continue to furnish advisory services to the Company for a period of ten years following the date of his retirement. In consideration for his advisory services, Mr. Tyson (i) will receive $800,000 for each year during the term of the contract and (ii) received 1,000,000 shares of restricted Class A Common Stock which vested on October 10, 2003. The contract also provides for the provision of Mr. Tyson’s travel and entertainment costs, as well as his estimated income tax liability with respect thereto, consistent with past practices, and continuation of health and life insurance benefits. In the event of Mr. Tyson’s death, the above described benefits will be paid to the surviving of Mr. Tyson’s three children. No benefits will be payable under the contract in the event he accepts employment with any competitor of the Company.

The Company and Robert L. Peterson, who retired as Chairman of the Board and Chief Executive Officer of IBP on September 28, 2001, entered into a contract which provides that he will continue to furnish advisory services to the Company for a period of ten years following the date of his retirement. In consideration for his advisory services, Mr. Peterson will receive $400,000 for each year during the term of the contact. The contract also provides for continued vesting of outstanding stock options and restricted stock, and continuation of health and life insurance benefits. In the event of Mr. Peterson’s death, (i) the above described benefits will be paid to his surviving spouse until her death at which time all benefits shall cease and (ii) his estate may continue to exercise all unexercised stock options issued to Mr. Peterson until the earlier of the original expiration date of the options or twelve months following his death. No benefits will be payable under the contract in the event he accepts employment with any competitor of the Company. On November 10, 2003, Mr. Peterson resigned from the Board due to a medical condition.

The Company and Leland E. Tollett, who retired as Chairman and Chief Executive Officer in October 1998, entered into a contract which provides that he will furnish advisory services to the Company for a period of up to ten years. In consideration for his advisory services, which began January 1, 1999, Mr. Tollett is currently receiving annual compensation of $310,000 and will receive annual compensation of $125,000 for the last five years of the ten-year term, which will begin on January 1, 2004. The contract also provides for continued vesting of outstanding stock options and continuation of health benefits. In the event of Mr. Tollett’s death: (i) the above described benefits will be paid to his surviving spouse until her death at which time all benefits shall cease and (ii) all unexercised stock options issued to Mr. Tollett will be purchased by the Company based upon the value of such options on the business day immediately succeeding his death. No benefits will be payable under the contract in the event he accepts employment with any competitor of the Company.

The Company and Barbara A. Tyson, who retired as a Vice President effective October 1, 2002, entered into a contract which provides that she will continue to furnish advisory services to the Company for a period of up to ten years following the date of her retirement from employment. In consideration for her advisory services, beginning October 1, 2002, Ms. Tyson will receive annual compensation of $7,200. The contract also provides for continuation of health benefits. In the event of Ms. Tyson’s death, the above described benefits will cease. No benefits will be payable under the contract in the event she accepts employment with any competitor of the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is presently comprised of Jo Ann R. Smith, Chairperson, David A. Jones and Lloyd V. Hackley. All Compensation Committee members satisfy the NYSE definition of independence. Effective February 6, 2003, Jo Ann R. Smith replaced Barbara Allen as Chairperson of the Compensation Committee. Ms. Allen resigned from the Board on January 13, 2003. The Compensation Committee oversees the administration of the Company’s employee benefit plans and establishes policies relating to compensation of employees. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reviewed by the full Board, except for decisions relating to certain of the Company’s compensation plans which require approval and administration solely by a committee comprised of “outside/disinterested directors,” including administering awards under the Company’s performance-based compensation plans as required by Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

The following is a report submitted by the above-listed present committee members in their capacity as the Compensation Committee of the Board, addressing the Company’s compensation policy as it related to executive officers for fiscal 2003.

Compensation Policy

The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay, the Company’s financial performance and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company’s executive compensation policies during fiscal 2003 integrated annual base compensation with (i) bonuses based upon a targeted earnings before interest and taxes (“EBIT”), (ii) equity-based compensation and (iii) incentive and deferred compensation.

Under the targeted EBIT approach, performance is measured in large part on achievement of a common corporate goal, while still recognizing division and individual performance. Accordingly, in years in which targeted EBIT is achieved or exceeded, executive compensation is higher than in years in which targeted EBIT is not achieved. Annual cash compensation, together with the payment of equity-based, incentive and deferred compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers, and management in general, are eligible for and do participate in incentive and deferred compensation plans.

In 1993, Congress enacted Section 162(m) which, among other things, provides that compensation paid to certain covered executive officers in excess of $1,000,000 annually does not qualify for deduction by the Company unless such compensation is “performance-based.” Section 162(m) historically has not had an impact or resulted in the loss of a deduction with respect to cash compensation paid to the Company’s executives; however, $1,074,081, $105,553 and $298,732 of Mr. Tyson’s compensation during the 2001, 2002 and 2003 fiscal years, respectively, and $100,087 of Mr. Bond’s compensation during the 2003 fiscal year, are not expected to qualify for deduction.

Fiscal 2003 Compensation

For fiscal 2003, the Company’s executive compensation program consisted of (i) base salary, adjusted from the prior year, (ii) cash bonuses, (iii) matching contributions to incentive and deferred compensation plans, (iv) contributions under the Company’s broad-based Employee Stock Purchase Plan and Retirement Savings Plan

which are fixed as a percentage of employee participant contributions, and (v) grants of non-qualified stock options and restricted stock under the Tyson Foods, Inc. 2000 Stock Incentive Plan.

Base Salary

Executives’ base salaries are reviewed periodically to determine if such salaries fall within the range of those persons holding comparably responsible positions at other companies. Benchmark surveys are performed by independent compensation consultants to aid in this comparison. Individual salaries are also based upon an evaluation of other factors, such as individual past performance, potential with the Company and level and scope of responsibility. The Compensation Committee believes that the base salaries of the Company’s executive officers as a whole are comparable with the base salaries of other persons similarly situated.

In fiscal 2002, the Company adopted employment agreements with its officers, including executive officers. These agreements were adopted in light of a number of changes as a result of the IBP Merger, including the increase in size and scope of the Company’s operations, the increase in the number of officers and their responsibilities, and the presence of existing employment agreements with IBP officers. In addition to standard provisions regarding non-competition, confidentiality and benefits, these agreements provide for a minimum base salary for each executive officer that was determined after consulting independent salary surveys as well as participation in Company employee benefit plans, including specifically stock options and restricted stock, as an incentive to an employee’s long term commitment to the Company. A complete description of these agreements is provided under “Executive Compensation and Other Information-Employment Contracts.”

2003 Cash Bonuses

The Company instituted a new bonus plan in fiscal 2002. The new plan emphasized a “one company” philosophy. All team members work towards the achievement of a common corporate goal. No bonuses are paid unless the Company achieves a threshold EBIT amount. The intent during 2002 and in the future was and is to have minimal variance in bonus payments by job grade throughout the divisions of the organization, thus creating a team concept.

In fiscal 2002, a targeted percentage of base salary of executive officers determined the bonus an executive officer was eligible to receive if the Company achieved 100% of a targeted EBIT amount, which was based upon a targeted return on invested capital. A bonus pool was created based upon the amount by which actual EBIT exceeded the threshold EBIT amount. Since the threshold EBIT amount was achieved but the targeted EBIT amount was not achieved, bonus eligibility in fiscal 2002 was proportionally reduced from the targeted percentage. Once bonus eligibility was determined, the bonus could then be increased or decreased based upon division and individual performance.

In fiscal 2003, individual bonus eligibility for executive officers was determined based upon the bonus paid to such executive officer for the prior year or the average bonus paid to similarly situated officers if a particular executive officer had either been promoted or had not been eligible to receive a bonus in fiscal 2002. A bonus pool is determined based upon the amount by which the threshold EBIT amount is exceeded. The threshold EBIT amount for fiscal 2003 was exceeded. The bonus pool amount for fiscal 2003 is then compared to the bonus pool amount for 2002 and bonus eligibility was proportionally reduced. As a result, executive officers were eligible to receive approximately 64% of their fiscal 2002 bonus (or the average described above), subject to a review of division and individual performance.

Stock-Based Compensation

The Compensation Committee approves long-term compensation in the form of stock-based compensation with a view towards more closely aligning the interests of executives and other managers with the interests of shareholders. The Compensation Committee believes that stock options and other equity-based compensation are an effective incentive for executives and managers to create value for shareholders since the value of such compensation bears a direct relationship to appreciation in the Company’s stock price. The determination of whether to grant stock options or other equity based compensation, whether on an aggregate or individual basis, has previously been delegated to and has been in the discretion of the Compensation Committee. In making such determination, the Compensation Committee reviewed the Company’s performance as determined by the price of its stock, the relation of long-term compensation to cash compensation, the perceived need of providing additional incentives to executives and managers to increase shareholder value, the number and frequency of grants in prior years, individual performance and potential contribution to the Company. Based upon these factors and the recommendation of the Chairman and Chief Executive Officer, the Compensation Committee awarded 120,000 stock options on September 30, 2002, awarded 2,342,922 stock options on October 10, 2002, awarded 940,000 stock options on July 29, 2003, and awarded 3,058,000 stock options on September 29, 2003, to certain executive officers and managers, all of such awards being under the Tyson Foods, Inc. 2000 Stock Incentive Plan. Other than the restricted stock awards described under “New Executive Employment Contracts” below, the Compensation Committee did not award any other equity incentives during fiscal 2003. These options vest in annual increments beginning on the second anniversary of the date of the award and the shares of restricted stock vest on the fifth anniversary of the grant date.

New Executive Employment Contracts

In fiscal 2003, the Compensation Committee engaged The Hay Group, an independent internationally respected management consulting firm, to review and provide recommendations regarding the short-term and long-term incentive compensation provided to John Tyson, the Company’s Chairman and Chief Executive Officer, Richard L. Bond, the Company’s President and Chief Operating Officer, and Greg W. Lee, the Company’s Chief Administrative Officer and President, International. In developing its recommendations, The Hay Group performed extensive research, including that of the executive compensation of a peer group of other companies. Its recommendations were structured to give greater weight to long-term incentives and include a performance share plan that rewards executive management for the successful attainment of predetermined goals and better aligns their interests with that of shareholders. Based in part on such recommendations, on July 7, 2003 the Compensation Committee authorized the Company to enter into new employment contracts with each of Messrs. Tyson, Bond and Lee which were subsequently executed on July 29, 2003. Each contract extends through February 12, 2008, the fifth anniversary of the date on which Mr. Bond became President and Chief Operating Officer and Mr. Lee became Chief Administrative Officer and President, International. Mr. Tyson’s new contract provides for an annual salary of $1,000,000, an annual bonus approved by the Compensation Committee, an initial grant of 500,000 option shares and subsequent annual grants of 500,000 shares on the date that option grants are awarded generally to other employees of the Company, a restricted stock award of 1,501,994 shares which vests on February 12, 2008, and an award of “performance based” phantom shares of the Company’s Class A Common Stock on the first business day of each of the Company’s 2004, 2005 and 2006 fiscal years having a maximum aggregate value of $2,467,500 on the date of the award. Mr. Bond’s new contract provides for an annual salary of $970,000, an annual bonus approved by the Compensation Committee, an initial grant of 280,000 option shares and subsequent annual grants of 280,000 shares on the date that option grants are awarded generally to other employees of the Company, a restricted stock award of 821,117 shares which vests on February 12, 2008, and an award of “performance based” phantom shares of the Company’s Class A Common

Stock on the first business day of each of the Company’s 2004, 2005 and 2006 fiscal years having a maximum aggregate value of $1,237,500 on the date of the award. Mr. Lee’s new contract provides for an annual salary of $700,000, an annual bonus approved by the Compensation Committee, an initial grant of 160,000 option shares and subsequent annual grants of 160,000 shares on the date that option grants are awarded generally to other employees of the Company, a restricted stock award of 465,638 shares which vests on February 12, 2008, and an award of “performance based” phantom shares of the Company’s Class A Common Stock on the first business day of each of the Company’s 2004, 2005 and 2006 fiscal years having a maximum aggregate value of $712,500 on the date of the award. The vesting of the “performance based” phantom shares for each of Messrs. Tyson, Bond and Lee is subject to the attainment of Company goals determined by the Compensation Committee prior to the date of the grant.

Senior Executive Performance Bonus Plan

Effective fiscal 1995, the Company (with the approval of the shareholders of the Company) adopted the Senior Executive Performance Bonus Plan to comply with the provisions of Section 162(m). The performance-based plan provides that participants thereunder are entitled to receive a pro-rata percentage of a “bonus pool” to be funded up to an annual aggregate maximum amount in any fiscal year equal to 1% of the Company’s pre-tax income (as defined in the plan) for the fiscal year plus 0.5% of the increase in pre-tax income over the previous fiscal year. The Compensation Committee retains full discretion to reduce or eliminate bonus payments otherwise payable under the Senior Executive Performance Bonus Plan.

The only participants under the Senior Executive Performance Bonus Plan during fiscal year 2003 were Messrs. Tyson, Bond, Lee and Eugene D. Leman, the Company’s Senior Group Vice President, Fresh Meats. Based upon Messrs. Tyson’s, Bond’s, Lee’s and Leman’s pro-rata percentage of the bonus pool, the Compensation Committee has determined that they would have been eligible for a cash bonus in fiscal 2003 of $2,743,646, $1,524,248, $1,524,248 and $304,848, respectively. The Compensation Committee awarded Messrs. Tyson, Bond, Lee and Leman bonuses of $2,500,000, $1,200,000, $600,000 and $312,000, respectively.

Summary

The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal 2003 adequately reflect the Company’s compensation goals and policies.

Jo Ann R. Smith

Lloyd V. Hackley

David A. Jones

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are named above under the caption “Report of Compensation Committee.” No member of the Compensation Committee was an officer or employee of the Company during fiscal 2003.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended September 27, 2003. The Audit Committee also has discussed with the independent auditors for the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent auditors for the Company required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors that firm’s independence from management and the Company. The Audit Committee has concluded that the provision of all non-audit services rendered by Ernst & Young LLP to the Company for the fiscal years ended September 27, 2003 and September 28, 2002 were compatible with maintaining Ernst & Young LLP’s independence. Based on the review and discussions above, the Audit Committee recommends to the Board that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 for filing with the SEC.

The Board has delegated to the Audit Committee the responsibility to, among other things, (i) oversee and monitor the Company’s financial reporting, auditing and accounting process, (ii) be directly responsible for the appointment, compensation and oversight of the Company’s independent auditors, (iii) review and oversee the Company’s internal audit department and (iv) provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditor and the Board. The Audit Committee’s duties and responsibilities are embodied in a written charter, which is evaluated annually. In November 2003, the Audit Committee and the Board approved a new Audit Committee Charter, attached hereto as Appendix C, after evaluating the effect on the Audit Committee and its charter of regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act and changes to the NYSE listing standards.

Jim Kever, Chairman

David A. Jones

Jo Ann R. Smith

COMPANY PERFORMANCE

The following graph shows a five-year comparison of cumulative total returns for the Company’s Class A Common Stock, the S&P 500 Index, the S&P 500 Packaged Foods & Meats Index and a group of peer companies described below.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

(Tyson Foods, S&P 500 Index, S&P 500 Packaged Foods & Meats Index and Peer Group)

Years Ending

                                                   INDEXED RETURNS
                                                     Years Ending
                                 Base
                                Period
Company/Index                   Sep-98    Sep-99  Sep-00  Sep-01  Sep-02  Sep-03
-------------                   ------    ------  ------  ------  ------  ------
TYSON FOODS INC                    100     83.20   51.36   52.13   61.26   75.59
S&P 500 INDEX                      100    127.80  144.78  106.24   84.48  105.08
S&P 500 PACKAGED FOODS & Meats     100     96.23   91.18  109.95  109.36  118.59
PEER GROUP                         100     93.10   80.29   98.30   94.18  102.68

The total cumulative return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for the Company, the S&P 500 Packaged Foods & Meat Index, the S&P 500 Index and a group of peer companies described below, which is based on the stock price or composite index at the end of fiscal 1998.

The above graph compares the performance of the Company with that of the S&P 500 Packaged Foods & Meat Index, the S&P 500 Index and a group of peer companies which consists of those companies within the S&P 500 Packaged Foods & Meat Index with the addition of Smithfield Foods, Inc., Pilgrim’s Pride Corporation and Hormel Foods Corp. (collectively, the “Peer Group”) with the investment weighted on market capitalization. The Company has reviewed the S&P 500 Packaged Foods & Meat Index and determined the present composition thereof does not have enough emphasis on protein based companies to serve as a peer group for performance comparison. Accordingly, in future years the Company will discontinue providing a comparison to the S&P 500 Packaged Foods & Meat Index and will instead provide a comparison only to the Peer Group and the S&P 500 Index.

CERTAIN TRANSACTIONS

The Company has historically engaged in lease agreements and other transactions with various of its executive officers, directors and their affiliates. All existing related party transactions have been reviewed by the Governance Committee or its predecessor committee. Any new related party transactions will be reviewed by the Governance Committee.

The following list is a summary of transactions during fiscal 2003 between the Company and its executive officers, directors, nominees, principal shareholders and other related parties involving amounts in excess of $60,000. Most of the farm leases are for specialized swine farrowing and rearing facilities. Because of the specialized nature of the Company’s business, certain investors, some of whom are directors and executive officers, agreed to build swine or poultry facilities designed to meet the Company’s particular requirements. These facilities are generally leased for terms not exceeding five years with renewal options in favor of the Company. The Company anticipates that it will continue certain leases under terms of the respective renewal options; however, certain of the leases and services described below were terminated in fiscal 2003.

1.    During fiscal 2003, the Company leased certain farms from the following with aggregate lease payments as follows: (i) a partnership of which John Tyson and the Randal W. Tyson Testamentary Trust are partners, $211,056; (ii) entities in which Joe F. Starr and the children of Don Tyson, including John Tyson, are partners or owners, $327,456; (iii) the Tyson Children Partnership, of which John Tyson is a partner, $450,000; (iv) JHT, LLC, of which Don Tyson and the Randal W. Tyson Testamentary Trust are the members, $30,000; (v) Leland E. Tollett, $9,480; and (vi) Gerald M. Johnston, $218,177. Also during fiscal 2003, the Company leased certain farms under leases which terminated during fiscal 2003 from the following with aggregate lease payments as follows: (i) Don Tyson, $229,047; (ii) entities in which Joe F. Starr and the children of Don Tyson, including John Tyson, are partners or owners, $202,769; (iii) the Randal W. Tyson Testamentary Trust, $50,504; (iv) certain entities controlled by Joe F. Starr, $37,548; and (v) Leland E. Tollett, $76,530.

2.    The Company has an aircraft lease agreement with Tyson Family Aviation, LLC, of which Don Tyson, John Tyson, the Randal W. Tyson Testamentary Trust and Joe F. Starr are members, with aggregate lease payments during fiscal 2003 of $2,043,552.

3.    During fiscal 2003, the Company had a contract for swine growout services with a partnership in which Gerald M. Johnston and Donald E. Wray are among the partners with aggregate payments of $73,967. These swine growout services were discontinued during fiscal 2003.

4.    A subsidiary of the Company, Cobb-Vantress, Inc., has a contract for a breeder hen research and development farm with Leland E. Tollett with aggregate payments of $624,077 during fiscal 2003.

5.    Certain persons, including some executive officers and directors, are engaged in poultry growout operations whereby these persons purchase from the Company baby chicks, feed, veterinary and technical services, supplies and other related items necessary to grow these livestock to market age, at which time they are sold either to the Company or to unrelated parties. For fiscal 2003, the sales to the Company of the above-enumerated items, which were at fair market value, by such persons were: Don Tyson, $6,518,566; Joe F. Starr, $1,588,308; John Tyson, $1,595,169; Carla Tyson, daughter of Don Tyson and sister of John Tyson, $88,432, Cheryl Tyson, daughter of Don Tyson and sister of John Tyson, $66,311, entities in which Joe F. Starr and the children of Don Tyson, including John Tyson are partners or owners, $485,153, and a partnership in which children of Joe F. Starr are partners, $458,859. These poultry growout operations were discontinued during fiscal 2003.

6.    During fiscal 2003, the Company had a contract for poultry growout services with an entity owned by Gerald M. Johnston with aggregate payments of $79,888. Also during fiscal 2003, the Company had a contract for poultry growout services with a partnership in which Gerald M. Johnston and Donald E. Wray are among the partners with aggregate payments of $58,809, which was discontinued during fiscal 2003.

7.    The Company previously entered into an agreement, which was amended effective October 1, 1997, with entities of which Don Tyson is a principal, with respect to the operation of a waste water treatment plant which is located adjacent to and services the Company’s chicken processing facility in Nashville, Arkansas, with aggregate payments by the Company of $3,534,455 for fiscal 2003 pursuant to such agreement. Additionally, the Company has entered into an agreement with the Tyson Limited Partnership and another entity in which Don Tyson is a principal, with respect to the operation of a wastewater treatment plant which is located adjacent to and services a processing facility in Springdale, Arkansas, with aggregate payments by the Company of $1,824,448 for fiscal 2003 pursuant to such agreement.

8.    During fiscal 2003, the Company leased office and warehouse space from entities in which Joe F. Starr and the children of Don Tyson, including John Tyson, are partners or owners, with aggregate lease payments of $186,000.

9.    During fiscal 2003, Shelby Massey Farms, which is owned by Shelby Massey, received proceeds of $10,155,849 for cattle owned by Shelby Massey Farms, which cattle were fed at custom feedyards and sold to a subsidiary of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s directors and executive officers are required to file under the Securities Exchange Act of 1934 reports of ownership and changes of ownership with the SEC.

Based solely on information provided to the Company by individual directors and executive officers, the Company believes that during fiscal 2003, all filing requirements applicable to directors and executive officers have been complied with except Les Baledge filed one late Form 4 Statement of Change in Beneficial Ownership reporting two transactions, Steven Hankins filed one late Form 4 Statement of Change in Beneficial Ownership reporting two transactions, Dennis Leatherby filed two late Form 4 Statements of Change in Beneficial Ownership reporting four transactions, and Robert L. Peterson filed one late Form 4 Statement of Change in Beneficial Ownership reporting six transactions.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2005 Annual Meeting of Shareholders (the “2005 Annual Meeting”) must be received by the Company on or before September 3, 2004, in order to be eligible for inclusion in the Company’s proxy statement and form of proxy. To be so included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.

Additionally, the Company’s Bylaws provide that for a shareholder proposal to be brought before and considered at an annual meeting by a shareholder proponent (the “Proponent”), such Proponent must provide, deliver or mail notice thereof to the Secretary of the Company at the principal executive office of the Company (and the Secretary must receive such notice) not less than 75 days nor more than 100 days prior to the date of such annual meeting. For such provision to be effective, the Company must have provided notice to shareholders, or otherwise publicly disclose, the date of the annual meeting at least 85 days in advance thereof. If no notice or public disclosure is made by the Company within that time frame, the Proponent’s notice to be timely received must be received not later than the close of business on the tenth day following the day on which notice of the meeting is actually mailed to shareholders or public disclosure of the meeting date is actually made. The actual date of the Company’s 2005 Annual Meeting has not yet been determined. The Company anticipates that public disclosure of the date of the 2005 Annual Meeting will be made in the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal 2004, which report will be filed with the SEC in August 2004.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Solicitations may be made by executive officers, directors and employees of the Company personally or by mail, telephone or other similar means of communication. Solicitation by such persons will be made on a part-time basis and no special compensation other than reimbursement of actual expenses incurred in connection with such solicitation will be paid.

ADDITIONAL INFORMATION AVAILABLE

UPON WRITTEN REQUEST OF ANY SHAREHOLDER, THE COMPANY WILL FURNISH A COPY OF THE COMPANY’S 2003 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE THERETO. THE WRITTEN REQUEST SHOULD BE SENT TO THE SECRETARY, AT THE COMPANY’S EXECUTIVE OFFICE. THE WRITTEN REQUEST MUST STATE THAT AS OF DECEMBER 23, 2003, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF CAPITAL STOCK OF THE COMPANY. IN ADDITION, THE 2003 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULE THERETO, ARE AVAILABLE ON THE COMPANY’S WEBSITE AT www.tysonfoodsinc.com UNDER “INVESTORS.”

OTHER MATTERS

So far as is now known, there is no business other than that described above to be presented to the shareholders for action at the Annual Meeting. Should other business come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the persons acting under the proxies.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE URGED TO VOTE BY INTERNET, TELEPHONE OR BY MAIL. TO VOTE BY MAIL, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors

R. Read Hudson

Secretary

December 31, 2003

APPENDIX A

SECOND AMENDMENT

TO THE

TYSON FOODS, INC. 2000 STOCK INCENTIVE PLAN

THIS SECOND AMENDMENT is made as of February 6, 2004, by Tyson Foods, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Tyson Foods, Inc. 2000 Stock Incentive Plan (the “Plan”); and

WHEREAS, the Company wishes to amend the Plan to reflect an increase in the number of shares reserved for issuance under the Plan, subject to the approval of the shareholders of the Company;

NOW, THEREFORE, the Company does hereby amend the Plan by deleting Section 2.2 in its entirety and substituting therefor the following:

“2.2    Stock Subject to the Plan.    Subject to adjustment in accordance with Section 5.2, 40,660,000 shares of Stock (the ‘Maximum Plan Shares’) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time may the Company have outstanding under the Plan Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.”

Except as specifically provided herein, the Plan shall remain in full force and effect as prior to this Second Amendment.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.

TYSON FOODS, INC.

By:

Title:

Attest:

By:

Title:	Secretary

[CORPORATE SEAL]

A-1

APPENDIX B

TYSON FOODS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated as of August 1, 2003)

B-1

TYSON FOODS, INC.

EMPLOYEE STOCK PURCHASE PLAN

i

ii

PURPOSE OF THE PLAN

The purpose of the Tyson Foods, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide the employees of Tyson Foods, Inc. (“Tyson”) and its Participating Affiliates a convenient way to acquire shares of Tyson’s Class A Common Stock through periodic investment and thus maintain and stimulate employee interest in the growth and profitability of Tyson by means of an opportunity to share in a proprietary interest in Tyson.

ARTICLE I

Definitions

1.1   Affiliate.  “Affiliate” shall include all wholly-owned subsidiaries of Tyson and any other entity which may be designated from time to time as such by the Board of Directors of Tyson.

1.2   Base Earnings.  “Base Earnings” means the amount of regular salary or wages, including overtime payments and commission payments, but does not include discretionary and non-discretionary bonuses or other irregular payments made by an Employer to a Participant.

1.3   Committee.  “Committee” shall mean the administrative committee appointed by the Board of Directors of Tyson to carry out the purposes of the Plan as set forth in Section 5.1 below.

1.4   Effective Date.  The “Effective Date” of this Plan, as amended and restated, is August 1, 2003.

1.5   Eligible Employee.  “Eligible Employee” means any person (including a corporate officer) who is employed as a common law employee and classified as working in the regular service of Tyson or a Participating Affiliate; provided, however, such term shall not include any person who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement which does not provide for coverage of such person under this Plan.

1.6   Employer.  “Employer” means Tyson and all Participating Affiliates.

1.7   Leave of Absence.  “Leave of Absence” means absence from the active service with Tyson or an Affiliate, with the permission of the Employer, by reason of illness, military service, or for any other reason as approved or allowed by the Employer’s personnel policies. Such Leave of Absence will not terminate an Eligible Employee’s Service, provided he returns to active employment at the expiration of his leave in accordance with his Employer’s policy with respect to permitted absences. An Eligible Employee whose Service is terminated and who is subsequently re-employed by Tyson or an Affiliate will, for all purposes of the Plan, be considered a new employee as of the effective date of his reemployment.

1.8   Pay Period, Payday.  “Pay Period” means the interval of a time for which an Eligible Employee regularly receives his compensation, and “Payday” means the day on which the Eligible Employee regularly receives his compensation for the Pay Period.

1.9   Participant.  “Participant” means an Eligible Employee who has elected to participate in the Plan in accordance with Article II until the Participant withdraws from the Plan and receives a complete distribution of Stock and cash credited to his Plan account.

1

1.10   Participating Affiliate.  “Participating Affiliate” means an Affiliate that has adopted the Plan with the consent of the Board of Directors of Tyson. If an organization which is or has become an Affiliate ceases to be an Affiliate, such organization shall be deemed to have withdrawn from participation in the Plan.

1.11   Payroll Deduction Authorization.  The “Payroll Deduction Authorization” shall be in a form specified by the Plan Administrator and shall direct the Employer to withhold from a Participant’s paycheck a specified dollar amount or a specified percentage of his Base Earnings to be used for the purchase of Stock under this Plan.

1.12   Plan Administrator.  The “Plan Administrator” shall be responsible for the administration of the Plan and, in lieu of any designation by the Board of Directors of Tyson to the contrary, Tyson shall serve as the Plan Administrator and shall act through the Committee as its representative.

1.13   Prevailing Market Price.  The term “Prevailing Market Price” shall mean:

(a)  the actual purchase price if purchased in the open market; or

(b)  if treasury shares are purchased:

(i)  if the Stock is not at the time listed or admitted to trading on a stock exchange or in the over-the-counter market under the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), the Prevailing Market Price shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by Tyson and regularly reporting the market price of the Stock in such market; or

(ii)  if the Stock is at the time listed or admitted to trading in the over-the-counter market under NASDAQ or on any stock exchange, then the Prevailing Market Price shall be the reported closing sale price of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question, then the reported closing asked price of the Stock on such date shall be determinative of Prevailing Market Price.

(c)  if a combination of treasury shares and shares purchased in the open market are utilized, then the Prevailing Market Price shall be determined by the actual purchase(s).

1.14   Service.  “Service” means that period of continuous uninterrupted employment with Tyson or any one or more of its Affiliates from an Eligible Employee’s first day of employment until his date of termination of employment with all Affiliates. However, in the case of an Affiliate which has been acquired by Tyson through the acquisition of substantially all of the assets or all of the stock of the Affiliate, Service shall include employment prior to the date on which such Affiliate is designated as a Participating Affiliate on such terms as the Board of Directors of Tyson may expressly provide. Service with two or more Affiliates during consecutive periods shall be considered continuous service with one Affiliate.

1.15   Stock.  All references herein to “Stock” shall mean shares of Class A Common Stock of Tyson.

1.16   Termination of Service.  “Termination of Service” means any absence from the employment of Tyson or any Affiliate (including, but not limited to, absences by reason of discharge or resignation) which is not deemed a Leave of Absence as defined herein.

2

ARTICLE II

Eligibility to Participate

Except as provided below, each Eligible Employee of Tyson or of a Participating Affiliate who has completed three full calendar months of Service shall be eligible to participate in the Plan commencing on the first Payday that falls on or after the first day of the immediately succeeding month.

ARTICLE III

Employee Participation and Contributions

3.1   Voluntary, Non-Discriminatory Plan.  Participation in this Plan shall be voluntary and all Participants shall have the same rights and privileges under the Plan, except to the extent the terms of the Plan otherwise provide.

3.2   How an Employee Elects to Participate.  Except as provided in Sections 3.9 and 4.2 below, an Eligible Employee may elect to participate in the Plan by executing or otherwise authorizing a “Payroll Deduction Authorization” (within the time period prescribed by the Plan Administrator) prior to the Payday on which the Eligible Employee will begin participation. By confirming a Payroll Deduction Authorization, an Eligible Employee also affirms his acceptance of the terms of this Plan.

3.3   Limits on Contribution.  The minimum payroll deduction shall be one dollar ($1.00) per week and the maximum shall be twenty-five dollars ($25.00) per week, as the Participant shall elect, or, in the alternative, the minimum payroll deduction shall be one percent (1%) of Base Earnings and the maximum shall be ten percent (10%) of Base Earnings. At such times as permitted by the Plan Administrator, a Participant may increase or decrease his contribution under the Plan by any multiple of one dollar or one percent (1%); however, no Eligible Employee may contribute, in any one year, more than ten percent (10%) of his Base Earnings or, if he elects a payroll deduction of a specific dollar amount, twenty-five dollars $25.00 per week.

3.4   Voluntary Withdrawal from the Plan.  A Participant who remains employed by an Employer may withdraw from the Plan by submitting a notice of cancellation of his Payroll Deduction Authorization in the manner and to the person determined by the Plan Administrator from time to time, but no later than prior to the Payday for which the cancellation is to be effective. Any Participant who so withdraws from the Plan may renew his participation in the Plan as soon as administratively practicable and will be entitled to withdraw his Stock from the Plan only in accordance with Section 6.2.

3.5   Termination of Service Means Withdrawal from Plan.  Upon a Participant’s Termination of Service, the Participant will be deemed to have withdrawn from the Plan as of his last regular Payday.

3.6   Effect of Participant’s Withdrawal from Plan.  On and after the effective date of a Participant’s withdrawal from the Plan, no further contribution under the Plan shall be permitted by or made for the Participant, except as may be provided pursuant to this Section 3 and Section 4.2 below.

3.7   Bookkeeping Accounts.  All payroll deductions made for a Participant shall be credited to the Participant’s Plan account. Such payroll deductions shall be commingled with the general assets of Tyson and no separate fund shall be established. Participant accounts are kept solely for bookkeeping purposes.

3

3.8   Distributions from Plan Upon Termination of Service.  Upon a Participant’s Termination of Service for any reason, the Committee shall obtain a share certificate representing the number of shares of Stock to which the Participant is entitled and shall send the share certificate and a check for the sum of uninvested funds held to the credit of such Participant, by ordinary mail, to the Participant’s mailing address last known to his Employer. Upon the death of a Participant and upon receipt by the Employer of proof of identity and existence at the Participant’s death of a beneficiary validly designated by him under the Plan, the Committee shall obtain and forward the share certificate and check for uninvested funds in the manner provided above to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such death, any Stock and cash credited to the Participant under the Plan shall be payable to the spouse to whom the Participant was legally married at the time of his death and, if the deceased Participant is not survived by a spouse to whom he was legally married at the time of his death, any such Stock and cash shall be payable to the executor or administrator of the estate of the Participant. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Stock or cash credited to the Participant under the Plan.

3.9   Repurchases.  Prior to the date that a Participant experiences a Termination of Service and for a limited period of time following a Termination of Service, as established by the Plan Administrator from time to time pursuant to procedures uniformly applied, a Participant may sell shares of Stock purchased under the Plan to Tyson at the Prevailing Market Price pursuant to such further procedures and conditions as may be established by the Plan Administrator from time to time.

ARTICLE IV

Employer Contributions

4.1   Employer Matching Contributions.

(a)  Each Participant who has completed at least one year of Service (as defined above) with Tyson or a Participating Affiliate shall be entitled to Employer matching contributions on that Participant’s contributions, if any, made following completion of the first year of Service in the amount and manner as determined in Subsections (b) and (d) of this Section.

(b)  Contributions made pursuant to this Section 4.1 shall match only the Participant contributions made pursuant to Section 3.2 above. Such matching contributions shall be equal to fifty percent (50%) of all amounts deferred by such Participants under Section 3.2 of the Plan.

(c)  Matching contributions generally will be made at or about the same time as the payroll deductions for the Participant contributions to which they relate.

(d)  Except as provided in the immediately succeeding sentence, Participants who otherwise are entitled to matching contributions under this Plan shall have such contributions made to a matching account under the Plan. Matching contributions to be made on behalf of each Participant who is determined not to be a “highly compensated employee”, within the meaning of Section 414(q) of the Internal Revenue Code of 1986, as amended, for any plan year of a designated retirement plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, and maintained by the Employer with respect to which the Participant is an eligible member (a ‘Tax-Qualified Plan’) shall be credited during that plan year directly to an appropriate account established for such Participant under the Tax-Qualified Plan, with such amounts to be administered and distributed pursuant to the related terms of the Tax-Qualified Plan. Notwithstanding the

4

immediately preceding sentence, if an Employer does not maintain a Tax-Qualified Plan or does not expressly designate a Tax-Qualified Plan, by amendment or otherwise, as the recipient of such matching contributions, then such contributions shall be credited to a matching account under the Plan.

4.2   Employer Discretionary Non-matching Contributions.  In addition to Employer matching contributions made pursuant to Section 4.1, Tyson, in the sole discretion of its Board of Directors, or any other Employer may from time to time make non-matching contributions of cash or shares of Stock to the Plan for allocation to certain Participants in the Plan or to certain other ligible Employees who are not enrolled in the Plan. Such contributed shares shall be held for the account of the Participant (or combined with any existing account of the Participant) and administered pursuant to all provisions of the Plan. If directed by the Plan Administrator, the Committee shall cause shares of Stock purchased with such discretionary contributions to bear appropriate legends referring to the terms, conditions and restrictions, if any, applicable to such contributions or necessary to permit the Employer to comply with all applicable securities laws. All of such contributed shares at all times shall remain the property of the Participant and shall remain subject to any legal or contractual restrictions to which the shares may have been subject at the time of the contribution.

ARTICLE V

Administration of the Plan

5.1   Administrative Committee.  To carry out the purposes of the Plan, the Plan Administrator exercises its authority through the Committee, which shall consist of not less than three members who may be officers and/or directors of Tyson. The Plan Administrator may remove members from or add members to the Committee at any time, within its discretion, and may fill vacancies on the Committee. An individual member of the Committee may not participate in any decision exclusively affecting his own participation in the Plan. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be valid acts of the Committee. The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; to construe and interpret the Plan, the rules and regulations; and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all Participants. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received for any such consultant or agent. Expenses incurred by the Plan Administrator or the Committee in the engagement of such counsel, consultant or agent shall be paid by Tyson. No member or former member of the Committee or of the Board of Directors of Tyson shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted hereunder. The Committee, in its sole discretion, may delegate all or any portion of its duties hereunder to other individuals or entities.

5.2   Employer Contributions of Cash and Dividends.  Each Employer shall remit the funds deducted from payrolls under this Plan, plus any Employer contributions of cash and dividends received on Stock held by the Plan, to the brokerage firm or firms designated by the Committee.

5.3   Investment in Tyson Stock.  As soon as practicable after receipt of funds remitted under the Plan, the Committee or its designated representative shall purchase on behalf of Participants shares of Stock either directly from Tyson or in the open market at Prevailing Market Prices. The Committee shall purchase the maximum

5

number of shares purchasable with such funds. Such shares shall be purchased on an aggregate basis rather than on a per Participant basis. The number of shares to be purchased is to be determined by the aggregate amount of funds available to buy a whole share or multiple thereof. While no fractional shares will be acquired or distributed, a Participant’s interest in the Plan will be accounted for to include, and will reflect, the factional share, if any, which could have been acquired with the funds allocable to him if fractional shares were purchased.

5.4   No Interest to be Paid.  No interest shall be credited to Plan accounts for any reason.

5.5   Dividends to be Used to Purchase Additional Shares.  All cash dividends received with respect to shares of Stock registered in the name of the brokerage firm shall be used by it to purchase additional shares for Participants in proportion to their specified interest in the shares upon which the dividends were paid. Stock dividends, warrants and rights of any kind received with respect to such shares shall be held and distributed in the manner provided in Sections 3.8 or 6.2, herein, as applicable; provided, however, that the Committee, in its sole discretion, may elect to pay dividends received which are attributable to Stock allocable to Participants who have withdrawn from the Plan (pursuant to Section 3.4 above) directly to such Participants on an annual basis.

5.6   Not Transferable.  Neither payroll deductions credited to a Participant’s Plan account nor a Participant’s rights to acquire shares of Stock or his undivided interest in the shares of Stock registered in the name of the broker may be assigned, sold, pledged, or alienated except by testate or intestate succession, and any attempt to do so shall be void. In addition, such credits, rights and undivided interests may not be encumbered by lien or security interest of any kind and shall not be liable for the debts of a Participant or subject to attachment, or to any judgment rendered against the Participant or to the process of any court in aid or execution of any judgment so rendered.

5.7   Voting Rights.  Unless the Committee determines otherwise from time to time, Participants shall have the power to vote all shares held in the name of the broker in any and all matters which shall be the subject of the vote for the shareholders.

5.8   Costs of the Plan.  The costs of maintaining records and executing transfers under the Plan shall be paid by Tyson or allocated to and paid by Participating Affiliates, as the Board of Directors of Tyson may direct.

5.9   Brokerage Costs.  Brokerage expenses incurred in the purchase of shares shall be included as part of the cost of shares of Stock to Participants.

5.10   Indemnification.  Neither Tyson, the Committee and its delegates, nor any broker through whom purchase orders are executed pursuant to this Plan shall have any responsibility or liability for any action or determination in good faith including, without limiting the generality of the foregoing, any action with respect to price, time, quantity or other conditions and circumstances of the purchase of shares of Stock under the terms of the Plan. Tyson shall indemnify and hold harmless any officer, employee, agent, delegee or representative who incurs damage or loss, including the expense of defense thereof, in connection with the performance of the duties specified herein.

ARTICLE VI

Reports and Delivery of Share Certificates

6.1   Quarterly Reports.  The Committee shall make quarterly reports to each Participant, specifying the status of his interest in the Plan through the last day of each calendar quarter.

6

6.2   Delivery of Share Certificates.

All shares of Stock purchased under the Plan from contributions made by Participants, contributions made by an Employer or dividends received by the Plan, will be issued to Participants pursuant to the following rules:

(a)  Only in increments of ten (10) shares from any account.

(b)  Only upon receipt by the Committee of a request from the Participant setting forth the amount of shares requested to be issued.

(c)  Distributions of Stock will be limited to twice monthly and will be made as soon as administratively feasible following the date the request was made.

(d)  Distributions of Stock purchased from contributions made by Participants may not exceed the amount of such Stock set forth on their last quarterly statement.

(e)  Distributions of Stock purchased from Employer contributions may not exceed the amount of such Stock set forth on their last report from the immediately preceding calendar year.

(f)  Distributions of dividends shall be available on the same basis as the contributions to which they relate, except to the extent the Plan Administrator determines otherwise.

(g)  The order in which shares of Stock are withdrawn from a Participant’s accounts shall be determined pursuant to rules and regulations to be adopted by the Committee.

ARTICLE VII

Amendment and Termination of the Plan

The Board of Directors of Tyson or its delegate may, at any time and in its discretion, alter, amend, suspend or terminate the Plan or any part thereof. The cash balances and shares of Stock credited to Participants’ accounts shall be delivered to Participants as soon as administratively practicable after the Plan’s termination, except to the extent the Board of Directors of Tyson expressly determines otherwise. Notice of any material amendment, suspension or termination of the Plan, in whole or in part, shall be given to each Participant as soon as practicable after such action is taken. If not previously terminated by the Board of Directors of Tyson, the Plan shall terminate automatically on July 31, 2013. If the Plan, as amended and restated effective August 1, 2003, is not approved by the shareholders of Tyson at the next regularly scheduled meeting of shareholders, the Plan shall terminate automatically as of the date of such shareholders meeting.

ARTICLE VIII

Adjustments Upon Changes in Stock

If any change is made in the stock subject to the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the number of shares and price per share of Stock subject to outstanding rights under the Plan shall be adjusted automatically to reflect such change.

7

In the event of (1) a dissolution or liquidation of Tyson, (2) a merger or a consolidation in which Tyson is not the surviving corporation, or a reverse merger in which Tyson is the surviving corporation but the shares of Stock by virtue of the merger are converted into other property, whether in the form of securities, cash or otherwise, or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of Tyson entitled to vote are exchanged, the Plan shall terminate, unless another corporation assumes the responsibility of continuing the operation of the Plan or the Plan Administrator determines in its discretion that the Plan shall nevertheless continue in full force and effect. If the Plan Administrator elects to terminate the Plan, the Committee shall send to each Participant a stock certificate representing the number of whole shares of Stock to which the Participant is entitled. In addition, the Committee shall send checks drawn on the Plan’s account to each Participant in an amount equal to the sum of the uninvested funds held to the credit of each Participant in the manner provided in Section 3.8 above.

Any issue by Tyson of any class of preferred stock, or securities convertible into shares of common stock or preferred stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to the number or price of shares of Stock subject to any grant except as specifically provided otherwise in this Article VIII.

The grant of any right to a person pursuant to the Plan shall not affect in any way the right or power of Tyson to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

ARTICLE IX

Miscellaneous Provisions

9.1   No Contract of Employment Intended.  The granting of any right to a person pursuant to this Plan shall not constitute an agreement or understanding, express or implied, on the part of Tyson or any Affiliate to employ such person for any specified period.

9.2   Information Available.  If required by law, the offered shares of Tyson shall be registered under the Securities Act of 1933 on Form S-8, or such other form as shall be specified by the Securities and Exchange Commission, and Tyson shall deliver to each Participant a copy of the prospectus or such other information as may be required from time to time as required.

9.3   Securities Laws Restrictions.  The Plan Administrator reserves the right to place an appropriate legend on any certificate representing shares of Stock issuable under the Plan with any such legend reflecting restrictions on the transfer of the shares as may be necessary to assure the availability of any applicable exemptions under federal and state securities laws to which Tyson or the Plan Administrator deem appropriate.

9.4   Waiver.  No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of Tyson or any Participating Affiliates, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, Tyson or any Participating Affiliate, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by each Participant as a part of the consideration for any benefits provided by an Employer under this Plan.

8

9.5   Notices.  All notices or other communications by a Participant to the Plan Administrator under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of Tyson or when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

9.6   Severability.  Each of the Sections included in the Plan is separate, distinct and severable from the other and remaining Sections of the Plan, and the invalidity or unenforceability of any Section shall not affect the validity and enforceability of any other Section or Sections of the Plan. Further, if any Section of this Plan is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between such Section and any applicable law or public policy, such Section shall be valid and enforceable to the extent such Section is consistent with such law or public policy.

9.7   Governing Law.  The construction, validity and operation of this Plan shall be governed by the laws of the State of Delaware.

9.8   Rules of Construction.  Throughout this Plan, the masculine includes the feminine, and the singular includes the plural, and vice versa, where applicable.

9.9   Plan Year.  The Plan’s plan year and the fiscal year shall end on December 31 of each year.

9.10   Designation of Beneficiary.  A Participant may file a written designation of a beneficiary who is to receive any Stock and/or cash. Such designation of a beneficiary may be changed by the Participant at any time in writing delivered to his Employer.

9.11   Lost Participants.  In the event the Committee or its designee, after reasonable inquiry, determines that it is unable to locate a Participant or beneficiary whose account is otherwise payable, the Committee (or such designee) may direct that such account shall be forfeited; provided, however, that the amount so forfeited shall be reinstated through a special Employer contribution if and in the event the Participant or beneficiary thereafter shall make a valid claim therefor upon presentation of proper identification.

IN WITNESS WHEREOF, Tyson has caused this indenture to be made as of the 1st day of August, 2003.

TYSON FOODS, INC.

By:

Title:

ATTEST:

Title:

[CORPORATE SEAL]

9

APPENDIX C

CHARTER

of the

AUDIT COMMITTEE

of the

BOARD of DIRECTORS of TYSON FOODS, INC.

Adopted as of November 14, 2003

I.  PURPOSE

The primary function of the Audit Committee (the “Committee”) is to assist the Board of Directors of Tyson Foods, Inc. (the “Company”) in fulfilling its oversight responsibilities by reviewing and appraising (a) the financial reports and other financial information provided by the Company to shareholders, potential shareholders, and the investment community; (b) reports resulting from the performance of audits by the independent auditor and the internal auditor concerning the Company’s systems of internal controls regarding finance and accounting that management and the Board of Directors have established; (c) the integrity of the Company’s financial statements; (d) the Company’s compliance with legal and regulatory requirements; (e) the independent auditor’s qualifications and independence; (f) the performance of the Company’s internal audit function and independent auditor; and (g) the Company’s auditing, accounting and financial reporting processes in general.

Consistent with its function, the Committee shall encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting, auditing and accounting processes and the systems of internal controls regarding finance and accounting compliance;

•	Be directly responsible for the appointment, compensation, oversight and, where appropriate, replacement of the Company’s independent auditor;

•	Review and appraise the audit efforts of the Company’s internal audit department; and

•	Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditor, and the Board of Directors.

In fulfilling its responsibilities, the Committee shall have direct access to the independent auditor as well as anyone within the Company, and the independent auditor shall report directly to the Committee. The Committee shall have the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary or appropriate in the performance of its duties. The Committee will primarily fulfill its responsibilities by carrying out the activities outlined in Section IV of this Charter.

II.  COMPOSITION

Members of the Committee shall meet the independence, financial literacy and expertise, and other qualification requirements of the federal securities laws and the applicable regulations of the Securities and Exchange Commission (“SEC”), the New York Stock Exchange (“NYSE”) and the Public Company Accounting Oversight Board. The Committee shall be comprised of three or more directors as determined by the Board of Directors. The Board of Directors shall determine in its business judgment the adequacy of the qualifications of each member of the Committee.

1

III.  MEETINGS

The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall provide sufficient opportunity for the internal and independent auditor to meet with the Committee without members of management present. At least quarterly, the Committee shall meet separately with the independent auditor, with the internal auditor and with management.

IV.  RESPONSIBILITIES

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible in order to effectively react to changing conditions. The Committee shall take all appropriate actions to set the overall corporate tone for quality financial reporting, sound business risk practices, and ethical behavior. To fulfill its responsibilities, the Committee shall obtain the approval of the Board of Directors for the adoption of this Charter and review and reassess this Charter on an annual basis. The Committee shall also annually review its own performance. More specifically, the Committee shall:

Financial Statement and Disclosure Matters

1.	Review the Company’s annual audited financial statements contained in the annual report to shareholders with financial management and the independent auditor prior to the filing of the Company’s Annual Report on Form 10-K to determine that the independent auditor does not take exception to the disclosure and content of the financial statements and that the auditor believes such financial statements reflect all material correcting adjustments that have been identified by the independent auditor in accordance with generally accepted accounting principles and the rules and regulations of the SEC. Also, any other matters required to be communicated to the Committee by the independent auditor pursuant to Statement on Auditing Standards (“SAS”) No. 61, Communication With Audit Committees, shall be discussed, including significant adjustments, management judgments and accounting estimates, significant new accounting policies, the management letter provided by the independent auditor and the Company’s response thereto, and any difficulties or problems encountered in the course of the audit work or disagreements with management and management’s response.

2.	Review the Company’s quarterly financial statements financial management and the independent auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q to determine that the independent auditor does not take exception to the disclosure and content of the financial statements and that the auditor believes such financial statements reflect all material correcting adjustments that have been identified by the independent auditor in accordance with generally accepted accounting principles and the rules and regulations of the SEC. Also, review with financial management and the independent auditor the results of their timely analysis of significant financial reporting issues and practices, and discuss any other matters required to be communicated to the Committee by the independent auditor pursuant to SAS No. 61.

3.	Confirm with management of the Company and the independent auditor that:

a.	Each annual and quarterly financial report required to be filed with the SEC discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2

b.	Any pro forma financial information contained in any periodic or other report filed with the SEC pursuant to the securities laws, or in any public disclosure or press or other release, is presented in a manner that complies with applicable requirements of law and the rules and regulations of the SEC.

4.	Discuss with management and the independent auditor (a) the Company’s disclosures in its periodic reports under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and (b) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and disclosure controls and procedures, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative accounting treatments on the Company’s financial statements.

5.	Review with financial management and the independent auditor their judgments about (a) the quality, not just acceptability, of the Company’s accounting principles; (b) the consistency of application of the Company’s accounting policies; and (c) the clarity and completeness of the financial statements and related disclosures.

6.	Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

7.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.	Inquire of management, the internal auditor, and the independent auditor about significant financial risks or exposures to the Company and assess the steps management has taken to mitigate such risks or exposures.

The Independent Auditor

9.	Meet with the independent auditor of the Company to review and approve in advance for the current year the engagement of the independent auditor to audit the annual financial statements of the Company and its divisions and subsidiaries, including timely quarterly reviews. The Committee may meet with management of the Company and solicit its views as to the engagement of the independent auditor, but the Committee shall retain the ultimate authority and responsibility for such engagement. In addition, the Committee shall review procedures to be utilized by the independent auditor (including planning and staffing of the audit), the amount of the independent auditor’s compensation, and at the conclusion of such engagement, any comments or recommendations of the independent auditor. The engagement of the independent auditor shall comply with all applicable requirements of law, including the following:

a.	The Committee shall approve in advance all audit services to be performed by the independent auditor.

b.	With respect to non-audit services, the independent auditor shall not perform any such services that are prohibited by the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder.

c.

The Committee shall approve in advance as required by law any non-audit services that may be performed by the independent auditor and verify such non-audit services are disclosed in the Company’s periodic reports. The Committee may delegate to one or more of its designated

3

members, the authority to grant pre-approvals of non-audit services. The decisions of any designee to pre-approve a non-audit service shall be presented to the full Committee at each of its scheduled meetings.

d.	Each of the lead (or coordinating) audit partner (having primary responsibility for the audit) and the audit partner responsible for reviewing the audit shall have not performed audit services for the Company in each of the 5 previous fiscal years of the Company.

10.	Maintain a clear understanding with the independent auditor that it is ultimately accountable to the Committee as representatives of the shareholders, and that the Committee has the ultimate authority and is directly responsible for the appointment, compensation, oversight, and where appropriate, replacement of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting).

11.	Establish procedures for:

a.	the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

b.	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

12.	On an annual basis, review with the independent auditor (a) the independent auditor’s internal quality-control procedures and (b) all relationships between the independent auditor and the Company. Also, obtain and review reports from the independent auditor as required by applicable law or regulation. Taking into account the opinions of management and the internal auditor, evaluate the qualifications, performance and independence of the independent auditor, including the nature and scope of any disclosed relationships or professional non-audit services provided to the Company by the independent auditor. The Committee shall take, or recommend the Board of Directors take, appropriate action to ensure high-quality level audits by, and the continuing independence of, the independent auditor.

13.	In connection with each periodic report of the Company, review a report from senior management containing an evaluation of the effectiveness of the Company’s disclosure controls and procedures, which shall include the report of the Chief Executive Officer and Chief Financial Officer to be included in each Quarterly Report on Form 10-Q regarding the Company’s disclosure controls and procedures, and the report of management to be included in each Annual Report on Form 10-K regarding the effectiveness of the Company’s internal control structure and procedures for financial reporting.

14.	Recommend to the Board of Directors policies for the Company’s hiring of employees or former employees of the independent auditor who are or were engaged on the Company’s account.

The Internal Auditor

15.	Review and concur with management’s appointment, termination, or replacement of the internal auditor.

16.	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plan for the coming year (including responsibilities, budget and staffing), and the coordination of such plan with the independent auditor.

17.	Receive prior to each meeting a summary of significant findings from completed internal audits and the status of implementation of related recommendations.

18.	Receive a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

4

Committee Reporting

19.	Report regularly to the Board of Directors.

20.	Review, approve, and include a report in the proxy statement for the Company’s annual meeting of shareholders disclosing whether the Committee has (1) reviewed and discussed the audited financial statements with management and the independent auditor; (2) discussed with the independent auditor the matters required to be discussed by SAS No. 61; and (3) received from the independent auditor disclosures regarding its independence required by Independence Standards Board (“ISB”) Standard No. 1, Independence Discussions With Audit Committees, and discussed with the independent auditor its independence. In addition, the report shall include a statement whether, based on the review and discussions conducted pursuant to the previous sentence, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

21.	Include a copy of this Charter in the proxy statement for the Company’s annual meeting of shareholders at least triennially or the year after any significant amendment to the Charter.

22.	Submit the minutes of all meetings of the Committee to the Board of Directors.

Other Compliance

23.	The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the board of directors, for payment of (a) compensation to the independent auditor, (b) compensation to any advisers employed by the Committee and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

24.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

25.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

26.	Review with the Company’s legal department any matter that could have a significant impact on the Company’s financial statements.

27.	Perform any other activities consistent with this Charter and the Company’s By-Laws as the Committee or the Board of Directors deem necessary or appropriate.

V.  LIMITATIONS OF COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the Committee’s duty to audit the Company’s financial statements or to determine that the Company’s financial statements are complete and accurate or in accordance with GAAP. These are the responsibilities of management and the independent auditor.

5

LOGO

Tyson Foods, Inc.

ADMISSION TICKET

Tyson Foods, Inc.

Annual Meeting of Shareholders

10:00 a.m. Friday, February 6, 2004

Walton Arts Center

495 W. Dickson St., Fayetteville, Arkansas

This ticket is required for you and a guest to attend

To help ensure the security of those attending the meeting, all bags, purses and briefcases are subject to inspection, To speed the process. please bring only the essentials. Camcorder and video taping equipment are not allowed.

FOLD AND DETACH HERE

P    R    O    X    Y

LOGO

Tyson Foods, Inc

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 6, 2004

The undersigned shareholder(s) of TYSON FOODS, INC. hereby appoint(s) Don Tyson and Leland E. Tollett, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, with power of substitution, to attend the meeting and to vote the stock owned by or registered in the name of the undersigned, as instructed below, at the Annual Meeting of Shareholders to be held at the Walton Arts Center, 495 West Dickson Street, Fayetteville, Arkansas, on February 6, 2004, at 10:00 a.m. local time, and at any adjournments or postponements thereof, for the transaction of the business listed on the reverse side:

IMPORTANT–PLEASE SIGN AND DATE ON BACK OF CARD.

RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;

NO POSTAGE NECESSARY.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

SEE REVERSE SIDE	(Continued and to be dated and signed on reverse side.)	SEE REVERSE SIDE

[LOGO OF TYSON]

Tyson Foods, Inc.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8935

EDISON, NJ 08818-8935

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed

24-hours a day, seven days a week until the day prior to the meeting.

Your vote is important. Please vote immediately.

Vote-by-Internet [GRAPHIC]	OR	Vote-by-Telephone [GRAPHIC]

1. Log on to the Internet and go to http://www.tysonfoodsinc.com/IR		1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

☒	Please mark votes as in this example.	2534

Your shares will be voted as recommended by the Board of Directors unless you otherwise indicate in which case they will be voted as marked.

The Board recommends a vote FOR Items 1, 2, 3 and 4.

1. Election of Directors, Nominees: 01-Don Tyson, 02-John Tyson, 03-Leland E. Tollett, 04-Barbara A. Tyson, 05-Lloyd V. Hackley, 06-Jim Kever, 07-David A. Jones, 08-Richard L. Bond, 09-Jo Ann R. Smith					2.	To approve an amendment to the Tyson Foods, Inc. 2000 Stock Incentive Plan, which would increase the number of shares of Class A Common Stock authorized for issuance thereunder by 20,000,000 shares to a total of 40,660,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	FOR all nominees	☐	☐	WITHHELD from all nominees	3.	To ratify the amendment and restatement of the Tyson Foods, Inc. Employee Stock Purchase Plan.	☐	☐	☐

☐					4.	To ratify the selection of Ernst & Young LLP, certified public accountants, as the Company’s independent auditor for the fiscal year ending October 2, 2004.	☐	☐	☐
	For all nominees except as noted above
						The Board recommends a vote AGAINST Items 5 and 6.

					5	To consider and act upon a shareholder proposal recommending that the Board of Directors take all steps necessary to re-capitalize the Company’s equity structure to result in one share, one vote for all outstanding stock of the Company.	☐	☐	☐

					6	To consider and act upon a shareholder proposal recommending that the Board of Directors take the necessary steps to require that an independent director who is not nor was formerly the chief executive of the Company serve as chair of the Board of Directors.	☐	☐	☐

					MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD.				☐

					ANNUAL MEETING-MARK HERE IF YOU PLAN TO ATTEND THE MEETING				☐

					Please sign, date and return this proxy as soon as possible.

Signature	Date:	Signature	Date:

(The signature(s) should be exactly as the name appears at left. If stock is in the name of (i) two or more persons, each should sign; (ii) a corporation, the president or other authorized officer should sign; (iii) a partnership, an authorized person should sign in the partnership name. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary should state their full title.)